UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Avangrid, Inc.

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AVANGRID

2020

Notice of Annual Meeting of Shareholders and Proxy Statement

Notice of annual meeting of shareholders and proxy statement

Notice of 2020 Annual Meeting

of Shareholders

Avangrid, Inc. 75 Arlington Street Boston, MA	June 22, 2020 8:30 a.m. Local Time

The Notice of Meeting, Proxy Statement, and 2019 Annual Report on Form 10-K

are available free of charge at www.avangrid.com

Items of Business

1.	To elect 13 director nominees to our board of directors;

2.	To ratify the selection of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2020;

3.	To approve, on an advisory basis, named executive officer compensation; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date

April 24, 2020

Date These Proxy Materials Are First Being Made Available

April 28, 2020

Sincerely,

R. Scott Mahoney

Senior Vice President – General Counsel and Corporate Secretary

Orange, Connecticut

April 28, 2020

We are closely monitoring developments related to COVID-19 and there is a possibility that we may need to reconsider the date, time, method and/or location of our annual meeting, including by changing the format of our meeting to allow participation by means of remote communication. If we determine it necessary to make such changes to our annual meeting logistics, we will announce the decision to do so in advance.

Compensation Discussion and Analysis	42

Compensation and Risk	55

Stock Ownership and Retention Guidelines	56

Clawback Policy	56

No Excise Tax Gross-up Provisions	56

Prohibition Against Hedging and Similar Transactions	56

Summary Compensation Table	57

Grants of Plan-Based Awards	58

Summary of Employment Agreements	58

Summary of Equity Incentive Plans	64

Outstanding Equity Awards at Fiscal Year-End	65

Stock Vested	66

Pension Benefits	66

Nonqualified Deferred Compensation	69

Potential Payments upon Termination or Change in Control	72

CEO Pay Ratio	74

Proposals	75

Proposal One – Election of Directors	76

Proposal Two – Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020	77

Proposal Three – Advisory Approval of Our Named Executive Officer Compensation	79

Other Information	80

Report of the Audit and Compliance Committee	81

Equity Compensation Plan Information	82

Security Ownership of Certain Beneficial Owners and Management	83

Delinquent Section 16(a) Reports	84

Date for Submission of Proposals by Shareholders	84

Frequently Asked Questions	85

Additional Information	88

Annex A – Non-GAAP Financial Measures	A-1

Proxy Statement Summary

This summary highlights the proposals to be acted upon, as well as corporate governance and compensation information described in more detail in this proxy statement for our 2020 annual meeting of shareholders (the “Annual Meeting”). In addition, this summary provides a brief description of our purpose and values and sustainability achievements during 2019. In this proxy statement the terms “AVANGRID,” “company,” “we,” and “our” refer to Avangrid, Inc.

2020 Proxy Statement	1

Proxy Statement Summary (continued)

Matters to be Voted on at our Annual Meeting

		More Information	Board Vote Recommendation	Vote Required for Approval

Proposal One	Election of Directors	Page 76	FOR each director	Nominees receiving majority of votes cast

Proposal Two	Ratification of the selection of KPMG LLP (“KPMG”) as our Independent Registered Public Accounting Firm for 2020	Page 77	FOR	Majority of votes cast

Proposal Three	Advisory Vote to Approve Named Executive Officer Compensation	Page 79	FOR	Majority of votes cast

How to Vote

It is important that your shares be represented and voted at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, please vote in advance of the meeting in the event your plans change.

BY TELEPHONE You can vote your shares toll-free by calling 1-800-690-6903
BY INTERNET You can vote your shares online at www.proxyvote.com
BY MAIL Mail your signed proxy card

Attending our Annual Meeting

If you plan to attend the Annual Meeting in person, you must bring photo identification to be admitted. If you are a street name shareholder (i.e., you hold your shares through an intermediary, such as a bank or broker), you also must bring a letter from your intermediary confirming your beneficial ownership of your shares and, if you intend to vote the shares, a proxy permitting you to vote them. To request a proxy, follow the instructions at www.proxyvote.com. We are closely monitoring developments related to COVID-19 and there is a possibility that we may need to reconsider the date, time, method and/or location of our annual meeting, including by changing the format of our meeting to allow participation by means of remote communication. If we determine it necessary to make such changes to our annual meeting logistics, we will announce the decision to do so in advance. The health and well-being of our employees and shareholders are paramount. It is possible that shareholders who seek to attend the Annual Meeting in-person will be subject to screening with regard to COVID-19 exposure to comply with local health and government guidelines and applicable building policies. For additional information about our Annual Meeting, see Frequently Asked Questions beginning on page 85.

2	2020 Proxy Statement

Proxy Statement Summary (continued)

Director Nominees

Name	Age	Independent	Committee Memberships

Ignacio S. Galán (Board Chair)	69		● Executive

John Baldacci (Board Vice Chair)	65

Daniel Alcain López	46

Pedro Azagra Blázquez	51

Robert Duffy	65	✓	● Unaffiliated

Teresa Herbert	58	✓	● Audit and Compliance

Patricia Jacobs	56	✓	● Compensation, Nominating and Corporate Governance ● Unaffiliated

John Lahey	73	✓	● Compensation, Nominating and Corporate Governance ● Executive ● Unaffiliated

José Ángel Marra Rodríguez	53

Santiago Martínez Garrido	51

José Sáinz Armada	60		● Compensation, Nominating and Corporate Governance ● Executive

Alan Solomont	71	✓	● Audit and Compliance

Elizabeth Timm	66	✓	● Audit and Compliance

Six nominees (or ~46%) are independent	Three nominees (or ~21%) are women

2020 Proxy Statement	3

Proxy Statement Summary (continued)

AVANGRID Organizational Structure

2019 Business Highlights

2019 Business Highlights

Investing in smarter, cleaner and more sustainable energy future, we executed on our strategic plan during 2019.

Highlights of our performance include:

Fiscal year 2019 consolidated net income of $700 million (or $2.26 per share); consolidated adjusted net income of $673 million (or $2.17 per share)*

Capital spending of ~$3.0 billion in 2019

Produced savings of ~$75 million (pre-tax) in 2019 from our Forward 2020+ program, helping to partially mitigate low wind, outage restoration & staging costs

Received key permits contributing to 2022 commercial operation date for New England Clean Energy Connect (NECEC) Transmission Project
~480 MW of solar and onshore wind long term contracts executed in 2019 and started construction and repowering of ~700 MW and 366 MW, respectively, of onshore wind projects

Park City Wind project (AVANGRID’s 50/50 partnership with Copenhagen Infrastructure Partners) awarded 804 MW in Connecticut Offshore Wind Request For Proposal

*

Adjusted net income is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) financial measure. See Annex A to this proxy statement for a discussion of adjusted net income as well as a reconciliation of adjusted net income to net income prepared in accordance with U.S. GAAP.

4	2020 Proxy Statement

Proxy Statement Summary (continued)

Purpose and Values

Our commitment to transforming the current energy model towards a new one in which the priority is the well-being of people and the conservation of the planet is reflected in our purpose:

OUR VALUES

Sustainable: We seek to be a model of inspiration for creating economic, social and environmental value in our communities and we act positively to affect local development, generate employment, and give back to the community.

Agile: We act efficiently and with passion to drive innovation and continuous improvement at both the local and global level.
Collaborative: We work together toward a common purpose and mutual benefit while valuing each other and our differences.

For more information about our purpose and value, please see the Corporate Governance section at www.avangrid.com.

2020 Proxy Statement	5

Proxy Statement Summary (continued)

Committed to Sustainable Development

Sustainability is firmly entrenched in the values and principles that guide our board of directors, and respect for people, safety, communities and the environment are key priorities driving our business success. In 2018, AVANGRID incorporated the Sustainable Development Goals (SDGs) approved by the member states of the United Nations into the company’s strategy and governance system. In line with this principle, AVANGRID focuses its efforts on affordable, clean energy while nurturing sustainable communities through investments in research, development and innovation. This is aligned with the company’s continued stewardship for action on climate. In 2016, we pledged to reduce emissions intensity from our power plants 25% by the end of 2020, and to be 100% carbon neutral by the end of 2035, making AVANGRID the first U.S. utility to set a goal for carbon neutrality. These commitments are articulated in our sustainable development policies, which have been adopted by our board of directors and support the SDGs (available at www.avangrid.com).

Key sustainability achievements in 2019:

•	7.5 GW of installed renewable capacity in 22 states. Our renewables business is among the top three wind operators in the United States.

•	90% of our generation capacity in 2019 was emission free. In 2019, we achieved a carbon dioxide emissions intensity of 73.4g CO2/kWh, which is more than six times lower than the U.S. utility average.*

•	Included on Global Clean 200 list, which includes 200 global, publicly-traded firms according to the size of “clean revenue” from products & services that provide solutions for the planet.

Key contributions to society in 2019:

•	Reduced lost-time accidents by 11% and provided ~34 hours of training per employee in 2019.

•	Invested more $3 million in grants, scholarships and matching gift programs to more than 300 organizations in 2019 through the Avangrid Foundation.

For more information about our economic, social, and environmental goals and achievements during 2019, we encourage you to read the company’s Sustainability Report for 2019 (available at www.avangrid.com).

*	As reported by the U.S. Energy Information Administration through October 2019.

6	2020 Proxy Statement

Proxy Statement Summary (continued)

Executive Compensation Highlights

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly-talented professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. At our 2019 annual meeting, over 99% of the votes cast were in favor of our named executive officer compensation.

The key elements of our program are:

•	Base salary

•	Annual cash incentive; and

•	Long-term equity incentive.

What We Do	What We Don’t Do

Engage independent compensation consultant	No guaranteed annual salary increases or incentive payments

Use variable pay and long-term equity incentive awards as substantial portion of total compensation	No excise tax gross-ups or excessive perquisites

Robust stock ownership guidelines with an equity retention requirement for CEO and executive officers	No hedging, pledging or short sale transactions

Clawback of executive compensation paid in the event of certain acts of misconduct	No single trigger change of control arrangements

Engage shareholders on executive compensation matters and consider prior year’s “say on pay” vote	No new stock option awards or stock option repricing

For a detailed discussion of our executive compensation program, please see the “Compensation Discussion and Analysis” beginning on page 42.

2020 Proxy Statement	7

Proxy Statement Summary (continued)

Corporate Governance Highlights

We believe that effective corporate governance is not a one-size-fits-all approach. We carefully consider our corporate governance practices to ensure that they are appropriately tailored to our business and promote the long-term interest of our shareholders. Our corporate governance system includes a proactive engagement process. We encourage constructive dialogue with and feedback from all our shareholders to help shape our governance practices.

Highlights of our corporate governance include:

Named a Winning “W” company by 2020 Women on Boards for achieving at least 20% women on its corporate board before the year 2020

Recognized as one of the World’s Most Ethical Companies® for 2020

Earned the Compliance Leader Verification certification from the Ethisphere Institute, a third-party verification of its ethics and compliance program

Named company with the “best corporate governance” in the USA for 2020 by World Finance magazine

Named North American utility with the “best corporate governance” for 2019 by Ethical Boardroom magazine

Majority voting in uncontested elections of directors

50% (i.e., 7 out of 13) of our director nominees are not affiliated with our controlling shareholder, Iberdrola, S.A.

Our corporate governance system reflects commitment to contributing to achievement of the Sustainable Development Goals approved by the member states of the United Nations

Robust shareholder engagement program

Majority independent compensation, nominating and corporate governance committee

Audit and compliance and unaffiliated committees comprised of all independent members

Independent director leads regular executive sessions of non-management and independent directors

Annual board and committee self-assessment

Annual evaluation by an independent third party of the board, audit and compliance committee, compensation, nominating and corporate governance committee, and principal subsidiary governance bodies

No poison pill

Annual election of directors (i.e., no staggered board)

8	2020 Proxy Statement

Directors

This section describes the director nomination process and the experience and qualifications of our board members and how they are compensated.

2020 Proxy Statement	9

Directors (continued)

Director Nomination Process

The compensation, nominating and corporate governance committee is responsible for identifying and evaluating potential director candidates, reviewing board and committee composition and making recommendations to the full board. In order to maintain a board with an appropriate mix of experience and qualifications, the compensation, nominating and corporate governance committee routinely assesses the composition of the board. The committee aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the board with the fresh ideas and perspective that can come from adding new members and also considers the expertise and cognitive diversity that is needed as our business changes and expands, as well as the importance of diversity of age, gender, race, ethnicity, and nationality on the board. The compensation, nominating and corporate governance committee may engage an external search firm or a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the board standing for reelection.

Our criteria for directors are discussed in our corporate governance guidelines and our compensation, nominating and corporate governance committee charter, copies of which are available on our website at www.avangrid.com. Consistent with these guidelines, the compensation, nominating and corporate governance committee ensures that the nominees are qualified with relevant expertise, competence, experience, and training. All of the nominees must also have the time and commitment to meet their responsibilities as members of the board of directors. The compensation, nominating and corporate governance committee has no specific policy on diversity. However, the board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the board’s discussion, evaluation and decision-making and considers diversity of knowledge, experience, origin, nationality, and gender. In the board’s annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

The compensation, nominating and corporate governance committee will consider persons recommended by shareholders for election to the board. The committee will review the qualifications and experience of each recommended candidate using the same criteria for candidates proposed by board members and communicate its decision to the candidate or the person who made the recommendation.

To recommend an individual for board membership, write to:

Senior Vice President – General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

10	2020 Proxy Statement

Directors (continued)

Board Refreshment & Recruitment Process

During 2019, the board focused on the refreshment and proposed changes to its composition that resulted from a thoughtful process informed by the board’s comprehensive self-evaluation and director nomination process, as well as feedback received from the company’s engagement with shareholders and other stakeholders. As part of this process, the board nominated, and the shareholders elected, four new directors that complement the overall skills and capabilities of the board.

On July 1, 2019, Carol Folt resigned from the board due to the time commitment and professional responsibilities associated with her position as President of the University of Southern California. On December 12, 2019, upon recommendation of the compensation, nominating and corporate governance committee, the board elected Pedro Azagra Blázquez as a member of the board to fill this vacancy. Mr. Azagra Blázquez had previously served on the board until his term expired at the 2019 annual meeting of shareholders. On March 1, 2020, Juan Carlos Rebollo Liceaga resigned from the board due to health issues. On March 18, 2020, upon recommendation of the compensation, nominating and corporate governance committee, the board elected Daniel Alcain López as a member of the board to fill this vacancy. On March 11, 2020, Sonsoles Rubio Reinoso notified the board of her intention not to stand for reelection at the expiration of her current term due to due to her professional commitments as the Internal Audit Director of Iberdrola, S.A. Upon the recommendation of the compensation, nominating and corporate governance committee, the board nominated José Ángel Marra Rodríguez to fill this vacancy. Each of Messrs. Alcain López, Azagra Blázquez, and Marra Rodríguez were identified as director nominees by the chairman of the board.

On March 18, 2020, Mr. Torgerson announced his intent to retire from the company on June 23, 2020, the day after the Annual Meeting. In connection with his retirement, Mr. Torgerson will not stand for reelection to the board and his current term will expire at the Annual Meeting. The company has launched an internal and external search for Mr. Torgerson’s successor.

2020 Proxy Statement	11

Directors (continued)

Director Qualifications and Experience

The following chart reflects areas of qualifications and experience that our board views as important when evaluating director nominees. The compensation, nominating and corporate governance committee and our board believe that each director nominee brings to our board his or her own unique background and range of expertise, knowledge, and experience, including as a result of his or her valued service on our board and its committees, that provide our board as a whole with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our board to fulfill its oversight responsibility to our shareholders. Each director nominee also contributes other important skills, expertise, experience, and personal attributes to our board that are not reflected in the chart below.

Director	Senior Leadership	Risk Management	Government / Regulatory	Finance / Financial Disclosure / Accounting	Global Perspective / International	Environmental / Industry	NYSE Independent	Audit Committee Financial Expert	Diversity

Ignacio S. Galán	●	●	●		●	●

John Baldacci	●		●

Daniel Alcain López	●	●			●	●

Pedro Azagra Blázquez	●	●		●	●	●

Robert Duffy	●	●	●	●		●	●

Teresa Herbert	●	●	●	●			●	●	●

Patricia Jacobs	●	●	●				●		●

John Lahey	●		●	●			●

José Ángel Marra Rodríguez	●	●		●	●	●

Santiago Martínez Garrido	●	●	●		●	●

José Sáinz Armada	●	●		●	●	●

Alan Solomont	●		●	●			●

Elizabeth Timm	●	●		●			●	●	●

Total director nominees with particular qualifications and experience

12	2020 Proxy Statement

Directors (continued)

Your Board’s Nominees for Director

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the board and the compensation, nominating and corporate governance committee to determine that it is appropriate to nominate these individuals for election at the Annual Meeting to hold office until the 2021 annual meeting and until their successor is elected and qualified. All the nominees other than Mr. Marra Rodríguez currently serve as directors and have indicated that they will be willing and able to serve as directors. All the nominees were elected at the 2019 annual meeting of shareholders, other than Messrs. Alcain López and Azagra Blázquez who were appointed by the Board as directors on December 12, 2019 and March 18, 2020, respectively.

Ignacio S. Galán Director since 2014 Chairman of the Board Executive Committee Chair

Mr. Galán, 69, has served as chairman and chief executive officer of Iberdrola, S.A. since 2006. Mr. Galán has also served as the chairman of the board of directors of Scottish Power Ltd., an energy company in the United Kingdom (“Scottish Power”), since 2007, and as chairman of the board of directors of Neoenergia, S.A., a Brazilian energy company (“Neoenergia”), since 2017, each subsidiaries of Iberdrola, S.A. Mr. Galán holds honorary degrees from the Universities of Salamanca, Edinburgh and Strathclyde, where he is a visiting professor. Mr. Galán graduated as an industrial engineer from the Engineering School (ICAI) of Universidad Pontificia Comillas (Madrid). He also graduated in Business Administration and Foreign Trade from ICADE at Universidad Pontificia Comillas (Madrid) and in General Business Administration and Foreign Trade from the School of Industrial Organisation (EOI) in Madrid.

Among other qualifications, Mr. Galán brings to the board executive leadership experience in the energy industry, including his service as chairman and chief executive officer of a large international public company, along with extensive expertise in sustainable development, risk management, government regulatory and strategic planning and leadership of complex organizations in the global business environment.

Other current public company directorships

Iberdrola, S.A.

Neoenergia, S.A.

Selected directorships and memberships

Presidential CEO Advisory Board, Massachusetts Institute of Technology

Steering Committee, European Round Table of Industrialists

International Advisory Council, J.P. Morgan Chase & Co.

Chairman of the Board of Directors, Scottish Power Ltd.

Board of Trustees, Princess of Asturias Foundation

Board of Trustees, COTEC Foundation

Board of Trustees, Carolina Foundation

Board of Trustees, Comillas-ICAI University Foundation

Board of Trustees, Elcano Royal Institute

Royal Board of Trustees, Museo del Prado

2020 Proxy Statement	13

Directors (continued)

John Baldacci Director since 2014 Vice Chair of the Board of Directors

Mr. Baldacci, 65, has served as Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP since 2012. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, and U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003. Mr. Baldacci earned a B.A. in History from the University of Maine at Orono. See the section entitled “Certain Relationships and Related Party Transactions—Other Relationships” in this proxy statement for additional information about Mr. Baldacci.

Among other qualifications, Mr. Baldacci brings senior leadership experience to the board, including his service as the Governor of the State of Maine, along with extensive experience in economic development and government relations.

Selected directorships and memberships

Board of Directors, Jobs for America’s Graduates

Daniel Alcain López Director since 2020

Mr. Alcain López, 46, has served as Director of Group Risk Management of Iberdrola, S.A. since May 2018. Previously, Mr. Alcain López served as Senior Vice President – Controller of AVANGRID from December 2015 until April 2018. Mr. Alcain López served as chief financial officer of Scottish Power, from April 2012 until December 2015, and Iberdrola USA, Inc., from December 2009 until March 2012. Mr. Alcain López joined the Iberdrola group in 2001 and worked for four years in Latin America within the Control area. He holds two degrees in economy and law from the University of Valladolid.

Among other qualifications, Mr. Alcain López brings to the board executive leadership experience and extensive financial and accounting expertise, experience in strategic planning and risk management of complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoernergia, S.A.

Selected directorships and memberships

Board of Directors, Iberdrola España, S.A.

Board of Directors, Scottish Power Ltd.

14	2020 Proxy Statement

Directors (continued)

Pedro Azagra Blázquez Director since 2019 & from 2014 – 2018

Mr. Azagra Blázquez, 51, has served as the Chief Development Officer of Iberdrola, S.A. since 2008. He previously served as Director of Strategy from 1997 to 2001 and was responsible for corporate development activities of the Iberdrola group from 2001 to 2008. Mr. Azagra Blázquez has served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, in Madrid, Spain since 1998. Before joining the Iberdrola group, he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. Mr. Azagra Blázquez formerly served on the board of directors of Siemens Gamesa Renewable Energy, S.A. He earned a business degree and a law degree from Universidad Pontificia de Comillas and a M.B.A. from the University of Chicago.

Among other qualifications, Mr. Azagra Blázquez brings to the board senior leadership experience through his service as a senior executive at a large international public company, along with his extensive knowledge of the utilities industry, capital markets and finance, risk management and corporate strategy in the global business environment.

Other current public company directorships

Neoenergia, S.A.

Robert Duffy Director since 2019 Unaffiliated Committee Chair

Mr. Duffy, 65, has served as President and Chief Executive Officer of the Greater Rochester Chamber of Commerce since January 1, 2015. Prior to working for Rochester Business Alliance, Mr. Duffy served as Lieutenant Governor in New York in Governor Andrew Cuomo’s administration from January 2011 to December 2014. Mr. Duffy previously served as Rochester mayor from January 2006 to January 2011 and as Rochester police chief from March 1998 to April 2005, when he resigned his post to run for mayor. He joined the Rochester Police Department in November 1976. Mr. Duffy holds two degrees from Monroe Community College, a Bachelor of Science degree from Rochester Institute of Technology, and Master of Arts degree from the Maxwell School of Citizenship and Public Affairs at Syracuse University.

Among other qualifications, Mr. Duffy brings to the board senior leadership experience, including his service as the lieutenant governor of New York, along with extensive experience in government relations, economic development, public policy, and risk management.

Selected directorships and memberships

Board of Trustees, State University of New York

Board of Directors, Business Council of New York State

Board of Directors, Center for Governmental Research

2020 Proxy Statement	15

Directors (continued)

Teresa Herbert Director since 2019 Audit and Compliance Committee

Ms. Herbert, 58, has served as Chief Financial Officer of Independence Holding Company (NYSE: IHC), and in various accounting positions with Independence Holding Company since 1988. From 2002 to 2016, Ms. Herbert also served on the board of directors and as Chief Financial Officer of American Independence Corp., a public company traded on the NASDAQ, until the company was merged out of business in 2016. Ms. Herbert is a certified public accountant (inactive) and received a bachelor of science degree in accounting from Rutgers University.

Among other qualifications, Ms. Herbert brings to the board senior leadership experience, financial and accounting expertise as the chief financial officer of a public company and experience in corporate strategy, risk management, government regulatory and strategic planning.

Other current public company directorships

Independence Holding Company

Selected directorships and memberships

Board of Directors, Standard Security Life Insurance Company of New York

Board of Directors, Independence American Insurance Company

Patricia Jacobs Director since 2019 Compensation, Nominating and Corporate Governance Committee Unaffiliated Committee

Ms. Jacobs, 56, has served as President of AT&T New England since 2012 and is responsible for developing the overall strategic direction for AT&T’s corporate activities in New England. Ms. Jacobs has held numerous leadership positions at the company including regional vice president for international affairs and regional vice president for federal affairs. Prior to joining AT&T, Ms. Jacobs served as an aide to Congressman Edward J. Markey (D-MA) and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee. Ms. Jacobs holds a B.A. from the University of Texas at Austin and an M.A. and Ph.D. in Political Science from Boston College.

Among other qualifications, Ms. Jacobs brings to the board executive leadership experience, including her service as an executive at a global telecommunications business, along with strategic decision-making, risk management, regulatory and public policy expertise.

Selected directorships and memberships

Board of Directors, Massachusetts Port Authority

Boards of Directors, John F. Kennedy Library Foundation

Board of Trustees, Boys & Girls Clubs of Boston

Board of Directors, Greater Boston Chamber

Board of Directors, Massachusetts Business Roundtable

Vice Chair, New England Council

16	2020 Proxy Statement

Directors (continued)

John Lahey Director since 2015 Compensation, Nominating and Corporate Governance Committee Executive Committee Unaffiliated Committee

Mr. Lahey, 73, currently serves as President Emeritus and Professor of Philosophy of Quinnipiac University in Hamden, Connecticut, a private, coeducational university. Mr. Lahey previously served as the President of Quinnipiac University for 31 years. Mr. Lahey previously served as a Director of UIL from 1994 to 2015, and as its non-executive chair from 2010 until 2015. Mr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University and a Ph.D. from the University of Miami.

Among other qualifications, Mr. Lahey brings to the board executive leadership experience, including his service as the former president of a prestigious coeducational university, along with strategic decision-making, communications, government regulatory and financial experience through his service on other public company boards.

Other current public company directorships

Independence Holding Company

Selected directorships and memberships

Board of Directors, Yale New Haven Health System

Board of Directors, Standard Security Life Insurance Company of New York

Board of Directors, Alliance for Cancer Gene Therapy

José Ángel Marra Rodríguez

Mr. Marra Rodríguez, 53, has served as Director of Human Resources, General Service & Corporate Security of Iberdrola, S.A. since July 2018 and since January 2020 a Mr. Marra Rodríguez has also served as a member of the board and the compensation committee of Neoenergia. Mr. Marra Rodríguez previously served as Director of Global Services from July 2011 until July 2018 and as Chief Financial Officer from January 2009 until July 2011 of Iberdrola Renovables, S.A. Before joining Iberdrola he held various positions at Banco Bilbao Vizcaya Argentaria (BBVA) and served as deputy Chief Financial Officer in Indra Sistemas, S.A, an information technology company. Mr. Marra Rodríguez qualifies as an industrial engineer at the Universidad de Comillas (ICAI), has an MBA and completed the General Management Programme of the IESE at the University of Navarre

Among other qualifications, Mr. Marra Rodríguez brings to the board executive leadership experience and extensive financial and accounting expertise and experience in human capital management at complex organizations, and a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A.

Selected directorships and memberships

Board of Directors, Iberdrola México, S.A. de C.V.

2020 Proxy Statement	17

Directors (continued)

Santiago Martínez Garrido Director since 2015

Mr. Martínez Garrido, 51, has served as the Head of Legal Services for Iberdrola, S.A. since 2016 and as the Deputy Secretary of the Iberdrola, S.A. board of directors since 2015. Mr. Martínez Garrido has also served as a member of the board of Neoenergia since 2014 and as a director of Elecktro Holdings, S.A. from 2012 to 2018. Previously, he served as Head of Corporate Legal Services of Iberdrola, S.A., secretary of the board of directors of Iberdrola Renovables, S.A., secretary of the board of directors of Iberdrola España, S.A.U. and secretary of the board of directors of Fundación Iberdrola, the charitable foundation of Iberdrola, S.A. Before joining Iberdrola, S.A., Mr. Martínez Garrido served as Chief of Staff of the Minister of Justice of Spain and of the Justice Secretary of State of Spain from 2000 to 2004. Mr. Martínez Garrido has served as the secretary of the board of trustees of the Royal Academy of Jurisprudence and Legislation in Madrid since 2014. Mr. Martínez Garrido is a State Lawyer and has a degree in Law from Universidad Complutense in Madrid, a degree in Business Studies from Colegio Universitario San Pablo in Madrid and a PhD from Universidad Autónoma de Barcelona.

Among other qualifications, Mr. Martínez Garrido brings to the board executive leadership experience and extensive legal expertise in the energy industry, along with a global business perspective from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A.

José Sáinz Armada Director since 2014 Compensation, Nominating and Corporate Governance Committee Executive Committee

Mr. Sáinz Armada, 60, has been the Chief Financial and Resources Officer of Iberdrola, S.A. since 2015. Previously, Mr. Sáinz Armada served as Chief Financial Officer from 2004 to 2015. Before joining Iberdrola, S.A., Mr. Sáinz Armada started his professional career at JP Morgan. He then held various positions at Argentaria Bolsa, Banco de Negocios Argentaria, Argentaria and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA). Mr. Sáinz Armada earned a degree in Law and Business Administration from the Catholic Institute of Business Administration from the Universidad Pontificia de Comillas Madrid and a M.B.A. from INSEAD in Fontainebleau, France.

Among other qualifications, Mr. Sáinz Armada brings to the board financial and accounting expertise as the chief financial and resources officer of a large international public company and experience in corporate strategy, risk management, and strategic planning of complex organizations from his service as a senior executive at a large international public company.

Other current public company directorships

Neoenergia, S.A.

Selected directorships and memberships

Board of Directors, Scottish Power Ltd.

18	2020 Proxy Statement

Directors (continued)

Alan Solomont Director since 2014 Audit and Compliance Committee Chair

Mr. Solomont, 71, has served as Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Civic Life at Tufts University since January 2014 and as chairman of the board of directors of the Spain-U.S. Chamber of Commerce since 2013. He previously served as United States Ambassador to Spain and Andorra from 2009 to 2013. Prior to his posting to Madrid, he was a member of the bipartisan board of directors of the Corporation for National and Community Service beginning in 2000, and he was elected chair in 2009. Mr. Solomont has a B.A. in political science and urban studies from Tufts University and a B.S. in nursing from the University of Massachusetts Lowell.

Among other qualifications, Mr. Solomont brings to the board extensive experience in the nonprofit industry and strategic decision-making and financial experience through his service on other boards.

Elizabeth Timm Director since 2016 Audit and Compliance Committee

Ms. Timm, 66, is the retired Maine Market President of the Bank of America (NYSE:BAC) and its predecessor company, Fleet Bank. Ms. Timm served in this role from 1998 until 2012. Ms. Timm served as a management and financial consultant for RE/MAX By the Bay in Portland from 2012 until December 2015. Ms. Timm served as an independent director of Networks, a wholly-owned subsidiary of the company, and chair of the Networks audit and compliance committee from March 2015 until her election to our board. Ms. Timm holds a Bachelor of Arts degree in Psychology from the University of Maine and an M.B.A. in Business from the University of Southern Maine.

Among other qualifications, Ms. Timm brings to the board financial and business expertise and experience in strategic planning and risk management through her service as a banking executive.

Selected directorships and memberships

Board of Directors, Olympia Snowe Women’s Leadership Institute

Board of Directors, University of Maine System

Board of Directors, Girl Scouts of Maine

2020 Proxy Statement	19

Directors (continued)

Current Directors Not Standing For Re-Election

The term of office of Ms. Rubio Reinoso and Mr. Torgerson expires on the day of the Annual Meeting and they will not stand for re-election.

Sonsoles Rubio Reinoso Director since 2019

Ms. Rubio Reinoso, 50, has served as Internal Audit Director of Iberdrola, S.A. since 2017. Ms. Rubio Reinoso joined Iberdrola, S.A. in 2008 as Internal Audit Manager of Renewable Business in Iberdrola Renovables, S.A. and later became the Chief Compliance Officer of Iberdrola, S.A. Prior to joining Iberdrola, S.A., Ms. Rubio Reinoso worked at Arthur Anderson, Repsol YPF, S.A. and Holcim, S.A. Ms. Rubio Reinoso served as a director of Seimens Gamesa Renewable Energy, S.A. from December 2011 until December 2018. Ms. Rubio Reinoso holds a degree in Economics and Business Sciences from Universidad Autónoma Madrid, a Master’s Degree in Insurance Management through ICEA and a PPD through IESE. She is a Certified Internal Auditor, Certified Fraud Examiner, Certified Risk Management professional, Certified Compliance & Ethics Professional, and Leading Professional in Ethics & Compliance. She is vice president of the Institute of Internal Auditors in Spain.

Among other qualifications, Ms. Rubio Reinoso brings to the board executive leadership experience and extensive financial and accounting expertise and experience in risk management and the internal audit of complex organizations, and a global business perspective from her service as a senior executive at a large international public company.

James Torgerson Director since 2015 Executive Committee

Mr. Torgerson, 67, has served as the CEO and as a director of AVANGRID since December 2015. Mr. Torgerson had been president and chief executive officer and a director of UIL since 2006. Prior to 2006, Mr. Torgerson was president and chief executive officer of Midwest Independent Transmission System Operator, Inc. Mr. Torgerson is the former chairman and a director of the Connecticut Business and Industry Association and chairman of the Connecticut Institute for the 21st Century. Mr. Torgerson holds a bachelor’s of business administration degree in accounting from Cleveland State University.

Among other qualifications, Mr. Torgerson brings to the board extensive executive leadership experience in the energy industry, including financial, government regulatory, accounting and utility operations, cybersecurity, risk management and strategic decision-making at complex organizations.

Selected directorships and memberships

Board of Directors and Executive Committee, American Gas Association

Board of Directors and Executive Committee, Edison Electric Institute

Board of Trustees, Yale-New Haven Hospital

Board of Directors, Yale New Haven Health System

20	2020 Proxy Statement

Directors (continued)

Director Compensation

Members of the board who are not employees of AVANGRID (“non-employee directors”) received compensation for their board service, which is reviewed annually by the compensation, nominating and corporate governance committee. For 2019, the board determined the form and amount of non-employee director compensation described below after reviewing the compensation, nominating and corporate governance committee’s recommendation. In 2019, non-employee directors received an annual cash retainer of $140,000. In 2019, each of the chair and the vice chair of the board of directors received an additional annual cash retainer of $60,000; the chair of each of the audit and compliance committee, compensation, nominating and corporate governance committee, and unaffiliated committee received an additional cash retainer of $30,000; and each non-employee director that was a member of one or more committees of the board received an additional cash retainer of $30,000. All retainers are paid in quarterly installments. The following table shows information regarding the compensation earned during 2019 to each non-employee director serving on the AVANGRID board during 2019. Mr. Torgerson did not receive any compensation for his service as a member of the AVANGRID board.

Name	Fees Earned or Paid in Cash ($)	Total ($)

Ignacio Galán	200,000	200,000

John Baldacci	200,000	200,000

Pedro Azagra Blázquez(1)	70,000	70,000

Arnold Chase(1)	85,000	85,000

Robert Duffy(2)	100,000	100,000

Alfredo Elías Ayub(1)	100,000	100,000

Carol Folt(3)	85,000	85,000

Teresa Herbert(2)	85,000	85,000

Patricia Jacobs(2)	85,000	85,000

John Lahey	185,000	185,000

Santiago Martínez Garrido	140,000	140,000

Sonsoles Rubio Reinoso	70,000	70,000

Juan Carlos Rebollo Liceaga(4)	140,000	140,000

José Sáinz Armada	155,000	155,000

Alan Solomont	200,000	200,000

Elizabeth Timm	170,000	170,000

(1)

The terms of Messrs. Azagra Blázquez, Chase and Elías Ayub expired at the 2019 annual meeting of shareholders and they were not nominated by the board to stand for re-election at the 2019 annual meeting of shareholders. On December 12, 2019, the board elected Mr. Azagra Blázquez to fill the vacancy created by Ms. Folt’s resignation from the board on July 1, 2019.

(2)	Mmes. Herbert, Jacobs and Rubio Reinoso and Mr. Duffy were elected to the board on June 27, 2019 at the 2019 annual meeting of shareholders.

(3)	Ms. Folt resigned from the board on July 1, 2019.

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Directors (continued)

(4)	Mr. Rebollo Liceaga resigned from the board on March 1, 2020, and the executive committee elected Mr. Alcain López to fill the vacancy by such resignation.

At its meeting on February 19, 2020, after reviewing the compensation, nominating and corporate governance committee’s recommendation, the board determined to maintain the same form and amount of director compensation from 2019 for 2020.

22	2020 Proxy Statement

Corporate Governance

This section describes our corporate governance system and the role and structure of our board.

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Corporate Governance

Corporate Governance System

AVANGRID’s corporate governance system (the “AVANGRID Corporate Governance System”) is integral to the company’s corporate purpose and the creation of sustainable value for society, customers, and shareholders. Reflecting the purpose and values of the AVANGRID group, the AVANGRID Corporate Governance System is inspired by and based upon a commitment to ethical principles, transparency, and leadership in the application of best practices in good governance and is designed to be a working structure for principled actions, effective decision-making, and appropriate monitoring of both compliance and performance. AVANGRID’s charter, by-laws, corporate policies, the internal corporate governance rules and the other internal codes and procedures approved or adopted by AVANGRID’s Board of Directors form the framework of governance of AVANGRID, including our corporate governance guidelines, code of business conduct and ethics, and committee charters. Reflecting our commitment to continuous improvement and best practices, the board, upon the recommendation of the compensation, nominating and corporate governance committee, approved an extensive refreshment of the AVANGRID Corporate Governance System to incorporate best practices and increase clarity, consistency and alignment across AVANGRID and its subsidiaries. The AVANGRID Corporate Governance System, including our corporate governance guidelines, code of business conduct and ethics, and committee charters are publicly available in the Corporate Governance section of AVANGRID’s website at www.avangrid.com.

Board Leadership Structure

The AVANGRID Corporate Governance System allows the flexibility to separate or consolidate the positions of chairman of the board and chief executive officer. The board believes its current leadership structure, which separates the roles of chairman and chief executive officer, best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of AVANGRID’s employees, customers, shareholders and other key stakeholders, and AVANGRID’s overall corporate governance. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s experience in the energy industry. The board periodically reviews its leadership structure to determine whether it continues to serve AVANGRID and its shareholders.

The Controlled Company Exemption

AVANGRID is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, AVANGRID is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on AVANGRID’s board of directors, or the requirement to have compensation and nominating/corporate governance committees comprised of “independent” directors. Nonetheless, the board has established a compensation, nominating and corporate governance committee and an unaffiliated committee, each comprised of a majority of independent directors to assist the board in exercising its oversight responsibilities.

24	2020 Proxy Statement

Corporate Governance (continued)

Director Independence

Due to AVANGRID’s status as a “controlled company,” we rely on exemptions from the rules of the NYSE that would otherwise require that our board of directors be comprised of a majority of “independent” directors as defined under the rules of the NYSE. AVANGRID is required to have an “independent” audit committee under the NYSE’s listed company requirements. See the section entitled “Corporate Governance—Audit and Compliance Committee” for additional information.

The board has undertaken a review of the independence of each director nominee. Based on this review, the board has determined that each of Mmes. Herbert, Jacobs and Timm and Messrs. Duffy, Lahey and Solomont do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these nominees is “independent” under the rules of the NYSE. In making these determinations, the board considered the current and prior relationships that each nominee has with the company and all other facts and circumstances the board deemed relevant in determining their independence, including the beneficial ownership of the company’s securities by each nominee, and the transactions involving them described in the section entitled “Corporate Governance—Certain Relationships and Related Party Transactions.”

Board Meetings and Committees

During 2019, the board held five meetings. Each director other than Ms. Rubio Reinoso attended at least 75 percent of the meetings of the board of directors and the committees on which he or she served during 2019. Ms. Rubio Reinoso attended two of the three board meetings (or 67 percent) held following her election to the board at the 2019 annual meeting of shareholders.

It is our policy to schedule board and committee meetings to coincide with the annual meeting of shareholders, and directors are expected to attend the annual meeting of shareholders. All directors attended our 2019 annual meeting of shareholders.

Our board has the authority to appoint committees to perform certain management and administration functions. The board has an audit and compliance committee, compensation, nominating and corporate governance committee, executive committee, and unaffiliated committee. The composition and responsibilities of the committees are described below. Members serve on committees until their resignation or until otherwise determined by the board of directors.

2020 Proxy Statement	25

Corporate Governance (continued)

Committees Composition

The following table identifies the current membership of the board committees: audit and compliance committee; compensation, nominating and corporate governance committee; executive committee; and unaffiliated committees:

Director	Audit and Compliance Committee	Executive Committee	Unaffiliated Committee	Compensation, Nominating and Corporate Governance

Ignacio S. Galán

John Baldacci

Daniel Alcain López

Pedro Azagra Blázquez

Robert Duffy

Teresa Herbert

Patricia Jacobs

John Lahey

Santiago Martínez Garrido

Sonsoles Rubio Reinoso

José Sáinz Armada

Alan Solomont

Elizabeth Timm

James Torgerson

  Chair         Member

26	2020 Proxy Statement

Corporate Governance (continued)

Audit and Compliance Committee

As described in more detail in its charter, the audit and compliance committee assists the board in oversight and monitoring of:

•

the selection, retention, and compensation of our independent registered public accounting firm, including its qualifications, independence, and performance, and pre-approval of the scope and plans for audits, all audit engagement fees, and all permissible non-audit engagements;

•

the auditing, accounting, and financial reporting process generally and our financial statements and financial information provided to shareholders, including the review and discussion with management and our independent registered public accounting firm of our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q and related matters;

•	our system of internal controls including the design and function of our internal audit division;

•	our compliance with legal, regulatory, and public disclosure requirements;

•	our physical and cybersecurity program; and

•	enterprise risk management including risk assessment and risk management policies and guidelines.

Mmes. Timm and Herbert served on the audit and compliance committee during 2019, with Mr. Solomont serving as the chair. All members of the audit and compliance committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. In addition, the board has determined that Mmes. Herbert and Timm are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 and each have the requisite financial experience as defined by the NYSE corporate governance rules. The board has determined that each of the members of the audit and compliance committee are “independent” as defined under the NYSE listing standards and under Rule 10A-3(b)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”). The audit and compliance committee operates under a written charter adopted by the board in accordance with applicable rules of the NYSE and the SEC, which is available on the company’s website at www.avangrid.com. The audit and compliance committee met nine times during 2019.

Compensation, Nominating and Corporate Governance Committee

As described in more detail in its charter, the compensation, nominating and corporate governance committee is responsible for:

•	reviewing and approving executive officer compensation;

•	reviewing and approving (and, when appropriate, recommending to the board for approval) executive incentive compensation plans and equity-based plans;

•	administering the company’s executive incentive compensation plans and equity-based plans;

2020 Proxy Statement	27

Corporate Governance (continued)

•	reviewing, and recommending to the board for approval, director compensation;

•	periodically reviewing the chief executive officer succession plan;

•	determining the qualifications, qualities, skills, and other expertise required to be a director;

•	reviewing and making recommendations to the board regarding the selection and approval of the nominees for director;

•	overseeing the company’s corporate governance policies and procedures; and

•	overseeing the board and committee annual self-evaluation.

For a description of the compensation, nominating and corporate governance committee’s processes and procedures, including the roles of the independent compensation consultant and AVANGRID’s executive officers in support of the compensation decision-making processes, see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Ms. Jacobs and Mr. Sáinz Armada served on the compensation, nominating and corporate governance committee during 2019, with Mr. Lahey serving as a member of the compensation, nominating and corporate governance committee during 2019 and as chair since July 16, 2019. Ms. Jacobs and Mr. Lahey are “independent” as defined under the NYSE listing standards applicable to compensation committee members. The company relies on the controlled company exemption from the rules of the NYSE that would otherwise require the committee be comprised of solely “independent” directors as defined under the rules of the NYSE.

The compensation, nominating and corporate governance committee operates under a written charter adopted by the board in accordance with applicable NYSE charter requirements for both compensation and nomination/corporate governance committees, which is available on the company’s website at www.avangrid.com. The compensation, nominating and corporate governance committee held five meetings during 2019.

To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or Rule 16b-3 of the Exchange Act, are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act (the “compensation subcommittee”). Ms. Jacob and Mr. Lahey currently serve on the compensation subcommittee. The compensation subcommittee serves to (i) establish, administer, approve and certify (for the purposes of satisfying the performance-based compensation exception under Section 162(m) of the Code, to the extent still applicable) performance goals for employee compensation awards and (ii) review and approve (for purposes of Rule 16b-3 of the Exchange Act) compensation grants and awards by the company of its securities to an officer or director of the company. Prior to the payment of any compensation awarded by the compensation subcommittee, all compensation decisions by the compensation subcommittee are subject to ratification from the full board.

28	2020 Proxy Statement

Corporate Governance (continued)

Executive Committee

The executive committee has and may exercise all the powers of the board when the full board is not in session, to the extent permitted by applicable law and provided that any of the authorities assigned to the audit and compliance committee or the unaffiliated may not be so delegated. Messrs. Lahey, Sáinz Armada, and Torgerson served on the executive committee during 2019, with Mr. Galán serving as chair. The executive committee held four meetings during 2019.

Unaffiliated Committee

The unaffiliated committee was established in accordance with the shareholder agreement dated December 16, 2015, between AVANGRID and Iberdrola, S.A. (the “Shareholder Agreement”) and, among other things, is responsible for reviewing and approving all transactions entered into between the company and Iberdrola, S.A., or its affiliates and ensuring that such transactions are entered into on an arms’ length basis. Ms. Jacobs and Messrs. Duffy and Lahey were appointed to the unaffiliated committee on July 16, 2019, with Mr. Duffy serving as the chair. The unaffiliated committee is comprised solely of “independent” directors. The unaffiliated committee held four meetings during 2019.

Executive Sessions

In accordance with our corporate governance guidelines, to ensure that non-management directors serve as an effective check on management and to encourage open discussion among such non-management directors, our non-management directors meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Our chairman, a non-management director, presides at these meetings. In accordance with the NYSE rules, our independent directors also meet in an executive session at least once a year. Mr. Lahey, as chair of the compensation, nominating and corporate governance committee, presided at the executive sessions of independent directors during 2019.

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Corporate Governance (continued)

Annual Board Assessment

The board utilizes a comprehensive, multi-part process for its ongoing self-assessment to ensure that the board and its committees are operating effectively and its processes reflect best practices. This year the board focused on refreshment and the proposed changes to its composition were informed by the board’s comprehensive self-assessment. While the formal self-assessment and independent corporate governance review described below is conducted on an annual basis, directors share perspectives, feedback and suggestions continuously throughout the year.

1	The board conducts an annual self-assessment to review the effectiveness of the board and its committees. In this comprehensive review, the self-assessment focuses on:

• The composition and performance of the board, including the size, mix of skills and director refreshment practices;
• The quality and scope of the materials distributed in advance of meetings;
• The board’s access to company executives and operations;
• The promotion of rigorous decision-making by the board and its committees; and
• The overall functioning of the board and its committees.

2	Each of the audit and compliance committee and compensation, nominating and corporate governance committee also perform an annual self-assessment.

3

Annually, AVANGRID engages PwC to conduct an independent assessment of its corporate governance practices and the corporate governance practices of its principal subsidiaries and to recommend improvements to the operations of the board and its committees. The independent assessment focuses on:

• Compliance with governance requirements; and
• Alignment with trends in corporate governance.

4	The results of the board and committee self-assessments are compiled and presented to the board along with the results of the independent corporate governance assessment.

5

Items identified in the board and committee self-assessments and/or the independent corporate governance assessment requiring follow-up are monitored on an ongoing basis by the board and by AVANGRID management.

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Corporate Governance (continued)

Risk Management Oversight

In the normal course of its business, AVANGRID is exposed to a variety of risks, including political and regulatory risks, climate-related risks, credit and investment risks, and cybersecurity and other operational risks. In connection with the board’s oversight function, the board oversees AVANGRID’s policies and procedures for managing risk and the audit and compliance and compensation, nominating and corporate governance committees regularly report to the board on such matters.

A summary of the allocation of general risk oversight functions among management, the board of directors and its committees is as follows:

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Corporate Governance (continued)

Shareholder Engagement

As part of our efforts to continuously improve our governance system, we launched an investor outreach program in 2016 to enable management and the board to understand the issues that matter most to our shareholders and address them effectively. In 2019, we reached out to shareholders to discuss the structure of the AVANGRID Corporate Governance System, executive compensation, the skills of our directors, and our sustainability achievements. The board carefully considered shareholder feedback and took a number of actions to enhance the AVANGRID Corporate Governance System. These actions include the proposed refreshment of the composition of the board of directors and its committees and revisions to the AVANGRID Corporate Governance System to highlight our commitment to the contributing to the achievement of the Sustainable Development Goals approved by the member states of the United Nations.

• Evaluate AVANGRID’s annual meeting results and other relevant annual meeting results	• Meet with shareholders to discuss governance system structure, executive compensation, and other relevant topics	• Consider relevant governance enhancements at February board and committee meetings

• Review feedback from shareholder outreach and consider governance trends	• Meet with proxy advisors to discuss key governance trends and practices	• Disclose shareholder outreach results and related actions

To communicate with the board, write to:

Senior Vice President—General Counsel and Corporate Secretary AVANGRID, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

Any shareholder or interested party who wishes to communicate or request a meeting with members of the board or with only non-management directors or any specified individual director may do so by writing to the address above. All communications will be reviewed by our legal services division who will, in consultation with our chairman of the board, determine whether the subject matter of the communication should be brought to the attention of the non-management directors, the full board, or one or more of its committees, as well as whether any response to the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

32	2020 Proxy Statement

Corporate Governance (continued)

Code of Business Conduct and Ethics

AVANGRID has a code of business conduct and ethics that applies to all employees including AVANGRID’s principal executive officer, principal financial officer, principal accounting officer, directors, and other senior financial officers. The code is intended to provide guidance to employees and management to assure compliance with law and promote ethical behavior. Any amendment to the code, or any waivers of its requirements, will be disclosed if required on the company’s website at www.avangrid.com.

Compensation, Nominating and Corporate Governance Committee Interlocks and Insider Participation

Messrs. Elías Ayub, Galán, Lahey, and Sáinz Armada and Ms. Jacobs deliberated on executive compensation matters in their capacity as members of the compensation, nominating and corporate governance committee during 2019. None of these directors is, or has ever been, an officer or employee of AVANGRID or any of our subsidiaries. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board.

Review, Approval, or Ratification of Transactions with Related Persons

The board has adopted a written policy for approval of transactions between AVANGRID and its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the related party has or will have a direct or indirect interest in the transaction. A copy of this policy, the related party transaction policy, is available on the company’s website at www.avangrid.com. The policy provides that the audit and compliance committee reviews all transactions subject to the policy (other than transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand, which are subject to review by the unaffiliated committee pursuant to the Shareholder Agreement) and determines whether or not to approve or ratify those transactions. In addition, the audit and compliance committee has delegated authority to the chair of the audit and compliance committee to pre-approve or ratify transactions under certain circumstances. The policy prohibits any director from participating in any review, discussion, consideration, or approval of any transaction subject to the policy for which such director or his or her family member is a related party, except that such director is required to provide all material information concerning the interested transaction to the audit and compliance committee. In reviewing transactions subject to the policy, the audit and compliance committee, or the chair of the audit and compliance committee, as applicable, considers among other factors it deems approximate:

•	the benefits to the company;

•	the impact on a director’s independence, if applicable;

•

the opportunity costs of other sources for comparable products or services, including whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances;

2020 Proxy Statement	33

Corporate Governance (continued)

•	the terms of the transaction; and

•	the actual or apparent conflict of interest of the related party.

Certain Relationships and Related Party Transactions

Relationship with Iberdrola, S.A.

Iberdrola, S.A. currently directly holds 81.5% of the outstanding shares of AVANGRID common stock. As the company’s controlling shareholder, Iberdrola, S.A. will continue to exercise significant influence over AVANGRID, including the composition of our board and any action requiring the approval of our shareholders. Transactions with Iberdrola, S.A. relate predominantly to pass-through charges of corporate services/management fees. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. In addition, we pay Iberdrola, S.A. fees for credit support, relating to parent company guarantees that Iberdrola, S.A. has provided to third parties to guarantee the performance of Avangrid Renewables Holdings, Inc. (“ARHI”) subsidiaries.

The Shareholder Agreement

On December 16, 2015, we completed the acquisition of UIL pursuant to a merger agreement. In connection with the transaction, we entered into the Shareholder Agreement on December 16, 2015 with Iberdrola, S.A. The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board, minority protections that limit the disposal or transfer of shares of the company by Iberdrola, S.A., registration rights, preemptive rights, and protections for us relating to affiliate transactions and business opportunities, which are described in more detail below.

•

Until December 16, 2020, the company must have at least five “independent” directors (as defined in the Shareholder Agreement) and John Baldacci would be deemed to be independent directors solely for purposes of determining compliance with this obligation. Additionally, in the event of the resignation, removal or death of Mr. Baldacci (or their respective replacements on the board), or if Mr. Baldacci (or their respective replacements on the board) decide not to stand for reelection to our board or are otherwise unwilling or unable to serve on our board, Iberdrola, S.A. will nominate a person to serve on our board of directors who qualifies as an independent director pursuant to the rules of the NYSE and applicable law. The Shareholder Agreement also provides that the company will, after December 16, 2020, have at least four “independent” directors (as defined in the Shareholder Agreement), provided that Mr. Baldacci may be deemed independent directors for this purpose.

•

The Shareholder Agreement provides that the board must establish an unaffiliated committee made up of “independent” directors (as defined in the Shareholder Agreement). Under the Shareholder Agreement, a director is considered “independent” if he or she is independent under the rules of NYSE with respect to AVANGRID, and would be independent under the rules of NYSE with respect to Iberdrola, S.A. if he or she was a director of Iberdrola, S.A. The unaffiliated committee is responsible for, among other things, reviewing and authorizing transactions between AVANGRID and/or one of its subsidiaries, on the one hand, and Iberdrola, S.A. and/or its affiliates, on the other hand.

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Corporate Governance (continued)

•

Iberdrola, S.A., on behalf of itself and its affiliates, is entitled to unlimited requests for demand registrations, piggyback registrations, and shelf registration statement filings following the closing of the acquisition, in each case, subject to certain customary limitations. Iberdrola, S.A. also has the right to specify the method of distribution of securities, including an underwritten public offering, and approve the underwriters. Additionally, Iberdrola, S.A. has preemptive rights to protect against dilution for issuances of equity.

•

Iberdrola, S.A. is prohibited from effectuating a “going private” transaction, or any other similar transaction that results in the company no longer being a publicly traded company, without the prior approval of both the unaffiliated committee and a majority of the voting power of the shareholders not affiliated with the company. Subject to certain exceptions, the Shareholder Agreement generally prohibits Iberdrola, S.A. from causing the company to, and the company from, entering into or effectuating any transaction for the acquisition of the company by another entity, including any stock acquisition, reorganization, merger or consolidation, that results in all shareholders of the company exchanging their voting securities for cash or securities, unless all shareholders of the company are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A.

•

The Shareholder Agreement provides protections to us relating to transactions with Iberdrola, S.A. and its affiliates. The services provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries and joint ventures at completion of the acquisition are provided by Iberdrola, S.A. or its affiliates at a cost to us not higher than the cost reflected in the expenses shown in our 2014 Internal Financial Reporting Standards (“IFRS”) audited consolidated financial statements, except (i) in the case of ordinary course, market adjustments of such costs made on an arms’ length basis, or (ii) as otherwise approved by the majority of the members of the unaffiliated committee. Furthermore, we do not intend to enter into any transaction between, or involving, Iberdrola, S.A. or any of its subsidiaries or controlled joint ventures, on the one hand, and us or our subsidiaries or controlled joint ventures, on the other hand, unless the transaction is both approved by a majority of members of the unaffiliated committee and entered into on an arms’ length basis.

•

The Shareholder Agreement permits Iberdrola, S.A. and its affiliates to conduct business that may be competitive with our business, while restricting actions by Iberdrola, S.A. and its controlled affiliates that could interfere with the ability of our executive officers to conduct the company’s business. Pursuant to the Shareholder Agreement, we recognize and acknowledge that Iberdrola, S.A. and its affiliates own, engage or participate in businesses and business activities that compete, or may compete, with our business and the business of our subsidiaries. We acknowledge and agree that neither the execution of the merger agreement, Shareholder Agreement, or the completion of any transactions contemplated thereby will preclude or limit Iberdrola, S.A. and its affiliates from, directly or indirectly, owning, engaging, or participating in any business or business activity at any time and in any geographical location, including such businesses or business activities that compete, or may compete, with our business or the business activities of our subsidiaries or any of their respective businesses.

However, the Shareholder Agreement provides that as long as Iberdrola, S.A. continues to own 50% or more of the outstanding voting stock of the company, Iberdrola, S.A. will not engage in any action that is reasonably expected to impair the executive officers of the company and its subsidiaries from conducting the business or operations in a manner consistent with such business or operation of the company and its subsidiaries immediately following completion of the acquisition.

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Corporate Governance (continued)

•	Iberdrola, S.A. has been granted certain information and access rights to information related to our and our subsidiaries’ businesses, operations, plans, and prospects.

We and Iberdrola, S.A. will not be able to amend the Shareholder Agreement without the prior approval of both our board of directors and a majority of the members of the unaffiliated committee. The Shareholder Agreement will remain in effect as long as Iberdrola, S.A. owns more than 20% of the outstanding voting stock of the company. Following any termination of the Shareholder Agreement, Iberdrola, S.A. will have one demand registration right, subject to customary limitations and exceptions, and piggyback registration rights with respect to any registration proposed by the company, subject to customary “cut back” provisions. The laws of the State of New York will govern the Shareholder Agreement as long as we remain a New York corporation. If we are redomiciled to Delaware, the laws of the state of Delaware will govern the Shareholder Agreement.

The Framework Agreement and Declaration of Acceptance

In connection with the acquisition of UIL, we entered into the Declaration of Acceptance, dated July 16, 2015, with Iberdrola, S.A. (“2015 declaration of acceptance”), making us a party to the framework agreement for 2015 and detailing the corporate services Iberdrola, S.A. provided to us or to any of our affiliates in 2015. The framework agreement governs the relationship between Iberdrola, S.A. and the various Iberdrola, S.A. entities, with respect to the corporate services Iberdrola, S.A. contracts to provide each relevant entity. Pursuant to the framework agreement, and under the Iberdrola group’s “One Corporation” structure, Iberdrola, S.A. provided efficient and flexible corporate services to us and our subsidiaries. Our entry into the 2015 declaration of acceptance was approved by a committee comprised solely of our independent directors. On July 14, 2016, the unaffiliated committee approved a new declaration of acceptance detailing the corporate services Iberdrola, S.A. provided to us or any of our affiliates (“2016 declaration of acceptance” and together with the 2015 declaration of acceptance, the “declarations of acceptance”).

Pursuant to the declarations of acceptance, Iberdrola, S.A. provided various corporate services to us including, among other services, those relating to the management of buildings and leases, surveillance and maintenance of buildings, international and corporate security, human resources, brand management, procurement, management of the SAP corporate platform, research and development, quality control, insurance, information technology, and general administration. Pursuant to the 2015 declaration of acceptance and in accordance with the merger agreement, the foregoing services and the price thereof were entered into on an arms’ length basis and on financial and other material terms no less favorable to us and our subsidiaries than applicable agreements or arrangements in respect of such corporate or other shared services existing as of February 25, 2015, and did not result in a higher cost to us or our subsidiaries and affiliates than the aggregate costs for such services reflected in the 2014 IFRS audited consolidated financial statements of AVANGRID, except to the extent related to ordinary course market adjustments made on an arm’s length basis or as otherwise approved by the majority of the members of the unaffiliated committee. All new, future services to be provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries must be on an arm’s length basis and approved by the unaffiliated committee

By entering into the 2016 framework agreement via the 2016 declaration of acceptance, any previous framework agreements between us and Iberdrola, S.A. were terminated by operation of law. The framework agreement covers any services provided by Iberdrola, S.A. as of January 1, 2016, and remains in force as long as we and/or our subsidiaries continue to operate as a subsidiary of Iberdrola, S.A. in accordance with the provisions of Article 42 of the Spanish Commercial Code. As soon as we or any of our subsidiaries ceases to be a subsidiary of Iberdrola, S.A., the contractual relationship under the framework agreement

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Corporate Governance (continued)

will be terminated between such AVANGRID entity and Iberdrola, S.A. If parties do not formalize a new declaration of acceptance in 2018, the current declaration of acceptance will continue to remain in force under the same terms, unless any ground for termination of the framework agreement arises.

Under the framework agreement, Iberdrola, S.A. must provide the relevant services pursuant to standard market conditions. Iberdrola, S.A. cannot receive financial or other types of consideration on a more favorable basis than what a third party in a substantially similar circumstance would receive. Iberdrola, S.A. must provide the relevant services in a manner that will not impair our decision making capacity, while we must provide accurate and complete information to Iberdrola, S.A. to enable Iberdrola, S.A. to effectively provide the relevant services. Iberdrola, S.A. must provide the relevant services with a level of expertise, care, and diligence that a company providing these services on the open market would provide. We assume any liability that may derive from damage or losses attributable to the instructions or information provided to Iberdrola, S.A.; provided that Iberdrola, S.A. will only be liable for non-performance, defective performance, or negligence. Iberdrola, S.A. is also required to notify us before December 31 of each year regarding the estimated price for each service contracted for the following year.

The framework agreement contains provisions relating to confidentiality, requiring each party to safeguard all information received by the other under the framework agreement. However, we and Iberdrola, S.A. are required to disclose the transactions performed under the framework agreement to the public, both in our annual and periodic public reports in accordance with applicable law. The framework agreement is governed by the laws of Spain and contains arbitration provisions for purposes of dispute resolution. The framework agreement cannot be modified or assigned without our prior written consent or the prior written consent of Iberdrola, S.A. We made payments to Iberdrola, S.A. pursuant the framework agreement in the approximate amount of $35.8 million for the year ended December 31, 2018.

Agreements Related to Liquidity Resources

We manage our overall liquidity position as part of the broader Iberdrola group of companies and, on December 1, 2017, AVANGRID entered into a customer liquidity agreement (the “Customer Liquidity Agreement”) with Bank of America, National Association (“BOA”), Iberdrola, S.A., Iberdrola Mexico, S.A. de C.V., and Scottish Power Ltd. Under the Customer Liquidity Agreement, the participants, including AVANGRID, may deposit funds with or borrow from BOA, provided that the balance of funds deposited less funds borrowed by all participants in the aggregate is not less than zero. Deposits are available for next day withdrawal. Simultaneous with entry into the Customer Liquidity Agreement, AVANGIRD and Iberdrola, S.A. entered into an indemnification agreement pursuant to which Iberdrola, S.A. has agreed to indemnify AVANGRID against all damages, charges, costs, fees, and other expenses that the Corporation or its subsidiaries may incur arising out of the deposits or borrowings by Iberdrola, S.A., the subsidiaries or affiliates of Iberdrola, S.A., a party thereto other than AVANGRID or its subsidiaries a party thereto pursuant to the Customer Liquidity Agreement. Deposit amounts, if any, are reflected in our consolidated balance sheet under cash and cash equivalents because our deposited surplus funds are highly-liquid short-term investment. The balance under this agreement was $150 million at December 31, 2019,

On June 18, 2018, AVANGRID entered into a credit facility with Iberdrola Financiacion, S.A.U., a member of the Iberdrola group. The facility has a limit of $500 million and matures on June 18, 2023. AVANGRID pays a facility fee of 10.5 basis points annually on the facility. AVANGRID has not borrowed any amounts under this credit facility. AVANGRID also is a party to a current account agreement with Iberdrola Canada Energy Services Ltd. pursuant to which either party can borrow from or lend to the

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Corporate Governance (continued)

other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the transaction currency and the identity of the lender. AVANGRID did not borrow any amounts under this agreement during the year ended December 31, 2019.

Effective April 11, 2019, AVANGRID entered into a current account agreement with Iberdrola Solutions, LLC, a member of the Iberdrola group, (“Iberdrola Solutions”), pursuant to which either party can borrow from or lend to the other party at a variable interest rate determined by adding a benchmark interest rate plus a pre-determined applicable rate, which varies based on the identity of the lender. AVANGRID executed a related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. The company has not borrowed any amounts under this agreement during 2019. Iberdrola Solutions, LLC has borrowed approximately $1,717,659 from the company under this agreement during the year ended December 31, 2019.

Agreements Related to Guarantee and Support

On April 3, 2008, Iberdrola, S.A. and ARHI (formerly ScottishPower Holdings, Inc.), entered into the Guarantee and Support Agreement (guarantee and support agreement), which was amended on April 1, 2010 and April 1, 2015. Pursuant to the guarantee and support agreement, if ARHI is unable to meet its obligations set forth in a guarantee issued by ARHI or to meet its obligations to pay interest, principal or premium, if any, on any of its indebtedness for money borrowed, Iberdrola, S.A. guarantees to make payment of any such unpaid obligations, subject to certain limitations. In consideration for Iberdrola, S.A. undertaking its obligations under the guarantee and support agreement, ARHI agreed to pay to Iberdrola, S.A., after the end of each fiscal year of ARHI during the term of the guarantee and support agreement, an amount in cash equal to the product obtained by multiplying (a) the sum of the aggregate face value of obligations of ARHI relating to guarantees issued by ARHI in connection with any commodities trading arrangement consummated between any Iberdrola, S.A. subsidiary and a trading counterparty pursuant to a master trading agreement used in the United States with respect to energy, fuels, environmental commodities and derivatives markets and the aggregate exposure of ARHI to any obligations associated with guarantees issued to support structured transactions for which Iberdrola, S.A. provided any support pursuant to the guarantee and support agreement during the preceding fiscal year of ARHI, times (b) the guarantee fee.

Iberdrola, S.A. can terminate the guarantee and support agreement at any time by giving ARHI 60 days’ prior written notice; provided, however, termination of the guarantee and support agreement is without prejudice to Iberdrola, S.A.’s liability for any obligations in existence as of the date of termination. Further, at all times during the term of the guarantee and support agreement, Iberdrola, S.A. must continue to beneficially own, directly or indirectly, more than 50% of the voting stock of ARHI.

On September 13, 2016, the unaffiliated committee approved a modification of the intercompany guarantee arrangement whereby AVANGRID, in exchange for a pass-through of the guarantee fees otherwise paid by ARHI to Iberdrola, S.A, agreed to “step into the shoes” of Iberdrola, S.A. with respect to certain old guarantees that Iberdrola, S.A. had previously made for ARHI. Iberdrola, S.A. did not pass through any guarantee fees to AVANGRID in 2019 pursuant to this arrangement.

On April 11, 2019, AVANGRID entered into a collateral support and reimbursement agreement Iberdrola Solutions, LLC, a member of the Iberdrola group, pursuant to which the company may provide certain standby letters of credit, surety bonds, guarantees and other forms of collateral support to counterparties of Iberdrola Solutions, LLC from time to time, in an aggregate amount outstanding at any one time not to exceed $25 million in exchange for a collateral support fee based on the

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Corporate Governance (continued)

maximum amount payable under outstanding collateral support and the applicable fee rate determined by the company. In addition, AVANGRID executed a related indemnification agreement with Iberdrola, S.A. indemnifying AVANGRID against any loss resulting from this agreement. The aggregate amount of collateral support outstanding under this agreement was approximately $520,000 at December 31, 2019, and approximately $678 was paid in collateral support fees to the company in 2019.

Other Agreements with Iberdrola, S.A. or its Affiliates

The company and Iberdrola, S.A. or its affiliates are also parties to the following agreements that primarily relate to the provision of additional corporate services and the recharge of expenses related to the employment of personnel from Iberdrola, S.A. or its affiliates by the company:

•

Agreement between Iberdrola, S.A. and Avangrid Management Company, LLC (“AMC”) for the provision of services and resource allocation for 2019 regarding a recharge of costs of Iberdrola, S.A. personnel assigned to AMC for the provision of corporate services. The amount paid under this agreement was approximately $149,328 for the year ended December 31, 2019.

•

An agreement between Iberdrola, S.A. and AMC for the provision of services related to capital projects. The amount paid under this agreement was approximately $679,216 for the year ended December 31, 2019.

•

An international cost recharge agreement between Scottish Power UK PLC and AMC regarding Scottish Power UK PLC employees working full-time in the U.S. The amount paid under this agreement was approximately $287,227 for the year ended December 31, 2019.

•

An international pension contributions recharge agreement between Scottish Power UK PLC and Avangrid Service Company (“ASC”) regarding Scottish Power UK PLC employees working in the U.S. but who remain as contributing members of the UK Final Salary Scheme. The amount paid under this agreement was approximately $208,694 for the year ended December 31, 2019.

•

An insurance framework agreement pursuant to which Iberdrola Financiación S.A.U. provides services to the company and certain of its subsidiaries related to the purchase and renewal of insurance policies, which are managed through corporate insurance programs. Each entity is charged an amount corresponding to its share under an established allocation formula. The aggregate amount charged to the company and its subsidiaries was approximately $2,906,329 million for the year ended December 31, 2019.

•

A framework agreement for the provision of corporate development services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $4,777,243 million for the year ended December 31, 2019.

•

A framework agreement for the provision of investor relations services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $145,679 for the year ended December 31, 2019.

•

A framework agreement for the provision of compliance-related services between Iberdrola, S.A. and the company. The amount paid under this agreement was approximately $44,460 for the year ended December 31, 2019.

•

A service agreement for common support and assistance services between Iberdrola Renovables Energia S.A.U and Avangrid Renewables. The amount paid under this agreement was approximately $2 million for the year ended December 31, 2019.

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Corporate Governance (continued)

•

An agreement for recharge of services between Scottish Power Renewables (UK) Limited and Avangrid Renewables. The amount paid under this agreement was approximately $3 million for the year ended December 31, 2019.

•	An agreement related to company’s IFRS reporting between AMC and Iberdrola, S.A. The amount received under this agreement was approximately $850,000 for the year ended December 31, 2019.

•

A service agreement regarding Iberdrola, S.A.’s retail business between AMC and Iberdrola Solutions LLC. The amount paid under this agreement was approximately $81,427 for the year ended December 31, 2019.

Other Relationships

The law firm of Pierce Atwood LLP was retained by the company during the year ended December 31, 2019 to furnish legal services. John Baldacci, a member of our board, holds a salaried position as senior advisor for economic development and government relations with the law firm and does not receive profit sharing or other incentives related to the legal services provided to the company. During the year ended December 31, 2019, Pierce Atwood LLP received approximately $3.2 million in fees from the company for its services.

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Executive Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

2020 Proxy Statement	41

Executive Compensation

Compensation, Nominating and Corporate

Governance Committee Report

The compensation, nominating and corporate governance committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, such committee recommended to the board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Compensation, Nominating and Corporate Governance Committee

John Lahey (Chair) • Patricia Jacobs • José Sáinz Armada

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to provide our shareholders with a clear understanding of our compensation philosophy, objectives, and practices; our compensation-setting process; our executive compensation program components; and the decisions made in 2019 with respect to the compensation of each of our named executive officers (“NEOs”).

For 2019, our NEOs were:

•	James Torgerson, Chief Executive Officer

•	Robert Kump, President and Deputy Chief Executive Officer

•	Douglas Stuver, Senior Vice President – Chief Financial Officer

•	Anthony Marone, President and Chief Executive Officer of Avangrid Networks, Inc. (“Networks”)

•	R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary

•	Laura Beane, Former President and Chief Executive Officer of Avangrid Renewables, LLC, one of our two primary lines of business (“Renewables”)

Effective October 12, 2019, Laura Beane stepped down from her position as President and Chief Executive Officer of Renewables. Ms. Beane remained employed by the company in a transition role until February 15, 2020. Alejandro de Hoz Garcia-Bellido, who previously served as Vice President of U.S. Offshore Wind of Avangrid Renewables, was appointed President and Chief Executive Officer of Avangrid Renewables on October 12, 2019. During 2019, Mr. Kump served as Networks President and Chief Executive Officer until his promotion to President and Deputy Chief Executive Officer of the company on June 5, 2019, and Mr. Marone served as UIL’s President and Chief Executive Officer until his promotion to President and Chief Executive Officer of Networks on June 6, 2019.

This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our NEOs in 2019.

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Executive Compensation (continued)

Executive Summary

2019 Compensation Program Overview

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate highly talented professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. The key elements of our program are base salary, annual cash incentives, and long-term equity incentives. We target a compensation mix for our executive officers that is weighted heavily towards variable compensation, including short-term cash incentives and long-term equity incentives, to align executive compensation with company performance and shareholder interests.

2019 Business Highlights

Investing in smarter, cleaner and more sustainable energy future, we executed on our strategic plan during 2019.

Highlights of our performance include:

Fiscal year 2019 consolidated net income of $700 million (or $2.26 per share); consolidated adjusted net income of $673 million (or $2.17 per share)*

Capital spending of ~$3.0 billion in 2019

Produced savings of ~$75 million (pre-tax) in 2019 from our Forward 2020+ program, helping to partially mitigate low wind, outage restoration & staging costs

Received key permits contributing to 2022 commercial operation date for New England Clean Energy Connect (NECEC) Transmission Project
~480 MW of solar and onshore wind long term contracts executed in 2019 and started construction and repowering of ~700 MW and 366 MW, respectively, of onshore wind projects

Park City Wind project (AVANGRID’s 50/50 partnership with Copenhagen Infrastructure Partners) awarded 804 MW in Connecticut Offshore Wind Request For Proposal

*

Adjusted net income is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) financial measure. See Annex A to this proxy statement for a discussion of adjusted net income as well as a reconciliation of adjusted net income to net income prepared in accordance with U.S. GAAP.

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Executive Compensation (continued)

Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our shareholders’ interests.

Independent Compensation Consultant	The compensation, nominating and corporate governance committee uses an independent compensation consultant.

Annual compensation risk assessment	The compensation, nominating and corporate governance committee conducts an annual risk assessment of our compensation program.

Anti-Hedging and Anti-Pledging	We prohibit short sales, transactions in derivatives of AVANGRID securities, including hedging transactions, and pledging of AVANGRID shares.

Stock ownership guidelines & equity retention

Our board adopted stock ownership guidelines of five (5) times base salary for the chief executive officer and three (3) times base salary for our other NEOs and an equity award retention requirement of 50% of net shares until ownership guidelines are met.

Clawback policy

Our board has adopted a clawback policy that requires repayment to AVANGRID of certain compensation that may be paid in the event of certain acts of misconduct in connection with our financial statements.

No tax gross-ups	We have no excise tax gross-up provisions in change of control arrangements or executive compensation plans.

No repricing

While there are no stock options outstanding and we do not intend to issue stock options, if they are issued in the future, all stock option exercise prices will be set equal to the grant date market price and may not be repriced without shareholder approval.

Engage on executive compensation matters

We engage our shareholders in open dialogue regarding our compensation program and the compensation, nominating and corporate governance committee considers the results of the “say-on-pay” vote when designing our compensation program.

No single trigger change of control agreements	Neither our employment agreements nor our change of control agreements provide for single trigger termination rights.

No excessive perquisites	We do not provide excessive perquisites.

2019 “Say on Pay” Advisory Vote on Executive Compensation

At our 2019 annual meeting, our shareholders voted 99% (represented by 293,688,794 votes) in favor of approving the compensation of our NEOs. The board of directors and the compensation, nomination and governance committee have each considered these results in determining compensation policies and decisions and have concluded that the compensation paid to our NEOs and the company’s overall pay practices are strongly supported by our shareholders.

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Executive Compensation (continued)

Our Compensation Program Objectives and Guiding Principles

Our executive compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate the highly-talented professionals, in order to enable us to attain our strategic objectives within the increasingly competitive and internationalized context in which we operate. The following principles guide the company’s compensation decisions:

•

Recruitment, Retention and Motivation of Key Leadership Talent. We ensure that our compensation, in terms of structure and total amount, is competitive with that of comparable entities. We review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our executive officers is reasonably market competitive.

•

Pay for Performance. A significant portion of compensation for our executive officers is linked to the achievement of specific, pre-established, and quantifiable objectives in line with our corporate interests and strategic goals.

•

Emphasis on Performance over Time. The compensation program for our executive officers is designed to mitigate excessive short-term decision making and risk taking, while encouraging the attainment of strategic goals through the inclusion of long-term incentives.

We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions, and changing regulatory requirements. The compensation, nominating and corporate governance committee works to ensure that the design of our executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance, and does not encourage imprudent short-term risks. The compensation, nominating and corporate governance committee uses the “say on pay” vote as a guidepost for shareholder sentiment, along with continued shareholder outreach, and believes it is critical to maintain and continually develop our compensation program to promote ongoing shareholder engagement, communication, and transparency.

Certain elements of our compensation practices and program reflect certain historical compensation programs of UIL Holdings Corporation (“UIL”) assumed by us that are applicable to Messrs. Torgerson and Marone, who formerly served as UIL’s president and chief executive officer and senior vice president of customer and business services, respectively, immediately prior to the closing of the acquisition of UIL. Our executive officers also serve as executive officers of our subsidiaries and receive compensation for service at our subsidiaries. Compensation of our executive officers was set so that the aggregate compensation received from us and our subsidiaries was reasonable and commensurate with overall responsibilities of each executive officer and their respective roles in the group of companies held by us. Consistent with this holistic approach, we evaluated our 2019 performance in light of the objective performance of AVANGRID and our business area or corporate functions. In addition, our compensation, nominating and corporate governance committee engaged the Rewards Solutions practice at Aon plc (“Aon”), an independent compensation consulting firm, to provide information in connection with our review of our executive compensation practices for 2019.

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Executive Compensation (continued)

Compensation-Setting Process

The following parties are responsible for the development and oversight of our executive compensation program.

Role of the Compensation, Nominating and Corporate Governance Committee

The compensation, nominating and corporate governance committee, which consists of a majority of independent directors, reviews and recommends to the board the compensation of AVANGRID’s executive officers and acts as the administering committee for AVANGRID’s equity compensation plans. Each year, the compensation, nominating and corporate governance committee conducts an evaluation of AVANGRID’s executive compensation program to determine if any changes would be appropriate. In making this analysis, the compensation, nominating and corporate governance committee may consult with its independent compensation consultant and management, as described below; however, the compensation, nominating and corporate governance committee uses its own judgment in making recommendations to the board, which then makes the final decisions regarding the compensation paid to our executive officers. To the extent the board and compensation, nominating and corporate governance committee deem appropriate, executive compensation matters relating to or governed by Section 162(m) of the Code or Rule 16b-3 of the Exchange Act are delegated to a subcommittee of the compensation, nominating and corporate governance committee comprised entirely of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. For additional information regarding the compensation subcommittee, see “Corporate Governance—Compensation, Nominating and Corporate Governance Committee.”

Role of the Independent Compensation Consultant

The compensation, nominating and corporate governance committee retained the Rewards Solutions practice at Aon to serve as its compensation consultant in 2019 to provide counsel and advice on executive and non-employee director compensation matters. Aon provided the compensation, nominating and corporate governance committee and the company’s management information about peer groups against which performance and pay should be examined, financial metrics to be used to assess the company’s relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. To ensure that Aon’s consulting services remain independent and objective: (i) at least annually, the compensation, nominating and corporate governance conducts a review of its performance; and (ii) Aon’s fees are not linked to the size of the company’s executive compensation. The compensation, nominating and corporate governance committee has reviewed the independence of Aon, including the “independence” factors contained in Section 303A.05 of the NYSE Listed Company Manual and SEC rules, and determined that Aon is independent and the services provided by Aon do not raise any conflicts of interest. Aon received $100,000 in fees in 2019 for services related to determining or recommending the amount or form of executive and non-employee director compensation. Separately, management engaged Aon to perform unrelated services and Aon was paid $3,045,845 for these services, which included actuarial, pension administration, and health and welfare benefits and other consulting services. The compensation, nominating and corporate governance committee was informed about these services, but its formal approval was not requested.

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Executive Compensation (continued)

Role of the CEO and Other Executive Officers

The Chief Executive Officer and the Senior Vice President – Human Resources & Corporate Administration made recommendations regarding compensation of the executive officers (other than for the Chief Executive Officer) based on competitive market data, internal pay equity, responsibilities and performance. The compensation, nominating and corporate governance committee reviewed, and made recommendations to the board, which made all final determinations regarding executive officer compensation, including salary, bonus targets, and related performance goals with respect to 2019 compensation. The executive officers, including the NEOs, do not propose or seek approval for their own compensation.

Role of Peer Companies and Other Benchmarking

Our board believes that market data is essential to determining compensation targets and actual awards for executives in an effort to attract and retain highly talented executives. Market data is used to assess the competitiveness of the company’s compensation packages relative to similar companies and to ensure the company’s compensation program is consistent with its compensation philosophy, but the board does not target direct compensation at any particular percentage of the market median. As part of its review of the executive compensation program, the compensation, nominating and corporate governance committee engaged Aon in 2019 to conduct a market compensation analysis for our executive officers, including the NEOs, utilizing proprietary survey data and a group of twenty publicly-traded utility and energy companies based on fiscal year-end revenues, market capitalization, positive total shareholder return performance, and comparable business focus. Each year, the compensation, nominating and corporate governance committee evaluates, and if appropriate, updates the composition of the peer group. Changes to the peer group are carefully considered and made infrequently to assure continuity from year to year. The compensation, nominating and corporate governance committee reviewed and made changes to the peer group utilized for 2019 compensation to eliminate companies that have been acquired and to add companies to reserve the peer sample size and improve comparability. Based on their revenue and market cap size, Dominion Energy, Inc. and FirstEnergy Corp. were new additions to the 2019 Peer Group. Conversely, Westar Energy, Inc. was removed due to their acquisition by Evergy, Inc. The consideration of competitive compensation data is one of several factors that the compensation, nominating and corporate governance committee considers with respect to the compensation of our executive officers, including our NEOs. The companies in the peer group utilized for 2019 compensation are listed below.

Peer Companies

Alliant Energy Corporation	Edison International	PPL Corporation

Ameren Corporation	Entergy Corporation	Public Service Enterprise Group Inc.

CenterPoint Energy, Inc.	Eversource Energy	SCANA Corp.

CMS Energy Corp.	FirstEnergy Corp.	Sempra Energy

Consolidated Edison, Inc.	NiSource Inc.	Vectren Corporation

DTE Energy Company	Pinnacle West Capital Corporation	WEC Energy Group, Inc.

Dominion Energy, Inc.		XCEL Energy Inc.

2020 Proxy Statement	47

Executive Compensation (continued)

Elements of Compensation

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and equity-based compensation. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

Compensation for our executive officers, including NEOs, primarily consists of:

	Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a fixed element of compensation, which is intended to help attract and retain highly talented individuals	Reviewed annually in light of performance factors (company and individual) and market compensation practices
VARIABLE	Annual Incentive	Cash	To promote the achievement of annual performance measures, which are reviewed annually	Variable and based on pre-established company and business/corporate function performance goals
	Long-Term Incentive Awards	Equity	To motivate sustained performance over the long term, and align the interests of our executives and our shareholders	Variable and based on our financial performance in the form of PSUs that are only earned if the applicable performance goals over the four-year performance period are met

Base Salary

Base salary is a customary, fixed element of compensation intended to attract and retain executives. Our compensation, nominating and corporate governance committee reviews base salaries annually and considers market data provided by its independent compensation consultant, market surveys, and internal comparisons, as well as the need to maintain internal pay equity. The table below shows salaries and salary increases for 2019 for NEOs approved by the compensation, nominating and corporate governance committee.

Name	2019 Base Salary ($)	Salary Increase (% over 2018 Base Salary)
James Torgerson	1,200,000	9
Robert Kump	705,738	—
Douglas Stuver	450,000	38
Anthony Marone	480,000	34
R. Scott Mahoney	430,000	3.6
Laura Beane	385,000	10

In the cases of Messrs. Torgerson, Stuver, and Mahoney and Ms. Beane, salary increases reflect the compensation, nominating and corporate governance committee’s consideration of relevant market data provided by its consultant and were approved in recognition of their respective contributions and continued dedicated service to AVANGRID. Mr. Marone’s increase was approved in connection with his promotion to the role of president and chief executive officer of Networks on June 5, 2019.

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Executive Compensation (continued)

Annual Incentive – Plan Structure

Each of our executive officers, including NEOs, participated in the Executive Variable Pay Plan (the “EVP Plan”), our annual cash incentive plan, during the year ended December 31, 2019. The EVP Plan is designed to provide executives and certain other key employees of the company and its affiliates with the opportunity to earn annual incentive compensation through engagement in promoting the company’s objectives and superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

Officers and key employees of the company and its affiliates selected to participate by the board of directors and who were employed prior to October 1, 2019 were eligible to participate in the EVP Plan during 2019. The compensation, nominating and corporate governance committee approved a threshold, target, and maximum incentive opportunity levels for each NEO (as set forth below), expressed as a percentage of annual base salary as of December 31, 2019, which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Payments under the EVP Plan are made in cash. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential cash incentive award.

Performance under the EVP Plan is measured under three levels (AVANGRID corporate, business/corporate function, and, for participants other than executive officers, individual business), which are weighted differently for participants based on their respective roles to reflect the business areas where each participant has the most significant impact on AVANGRID’s results. The tables below show the EVP Plan level allocation among the two categories of metrics for each NEO.

Name	Corporate Metrics (%)	Business/Corporate Function Metrics (%)
James Torgerson	100	—
Robert Kump	100	—
Douglas Stuver	50	50
Anthony Marone	35	65
R. Scott Mahoney	50	50
Laura Beane	35	65

For NEOs, all EVP Plan corporate and business/corporate function metrics are set by the compensation, nominating and corporate governance committee. Payouts under the EVP Plan are based upon achievement of the performance metrics and payouts for performance between levels are determined using straight-line linear interpolation. The level of achievement of the corporate metrics is the same for each participant under the EVP Plan including the NEOs. Maximum performance is obtained by achieving maximum level of the performance goals and results in a payout equal to 200% of his base salary for Mr. Torgerson, 135% of their respective base salaries for Mr. Kump and Ms. Beane, 110% of his base salary for Mr. Marone, and 100% of their respective base salaries for Messrs. Stuver and Mahoney.

2020 Proxy Statement	49

Executive Compensation (continued)

The tables below show the corporate metrics for the EVP Plan approved by the compensation, nominating and corporate governance committee.

Corporate Metrics	Threshold	Target	Maximum	2019 Results	Weight

Adjusted earnings per share ($)	2.20	2.31	2.42	2.29	30%

Adjusted non reconcilable net operating expenses ($ million)	(1,219)	(1,183)	(1,148)	(1,195)	20%

Total shareholder return	4th quartile	Median	1st quartile	4th quartile	20%

NECEC and Vineyard Wind Permits	0	4	8	3	20%

Health and safety targets	0.68	0.61	0.53	0.52	10%

•

Adjusted earnings per share, as used for the purposes of the EVP Plan goal, is AVANGRID’s adjusted earnings per share inclusive of an estimated FERC ROE outcome of $24 million pre-tax in 2019. Adjusted results reflect the impact of excluding restructuring charges, mark to market and any other adjustments as reported to the external market for adjusted net income, as well as excluding certain impacts of extraordinary weather. Adjusted earnings per share is a financial measure that was not prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) financial measure. See Annex A to this proxy statement for a discussion of adjusted earnings per share as well as a reconciliation of adjusted earnings per share to earnings per share prepared in accordance with U.S. GAAP.

•

Adjusted non reconcilable net operating expenses, as used for the purpose of the EVP Plan excludes major storm costs that are recoverable and offset in gross margin and certain other items including certain impacts of extraordinary weather.

•

Total shareholder return, as used for the purpose of the EVP Plan goal, is measured based on AVANGRID’s total shareholder return ranking within the S&P 500 utilities index with second quartile at 66.6% and third quartile at 33.3%. Total shareholder return is calculated based on the change in the average price on the first and last trading days of 2019 plus the value of any dividends received during 2019.

•

NECEC and Vineyard Wind in Permits, (1) NECEC Permits: Maine Public Utilities Commission Certificate of Public Convenience and Necessity, Maine Department of Environmental Protection, ISO New England Impact Study, Presidential Permit; and (2) Vineyard Wind Permits: Construction and Operation Plan, Massachusetts Department of Public Utilities approval, Massachusetts Environmental Policy Act, Final Investment Decision.

•

Health and safety targets, as used for the purpose of the EVP Plan goal is measured based upon employee lost time accident (“LTA”) incidence rate. The contractor LTA incidence rates are embedded in the Networks and Renewables Business objectives described below.

Annual Incentive – Business/Corporate Function Metrics

Business objectives are established at the beginning of each year, specific to the participant’s business area objectives. Subsequently, the levels of achievement of the business are measured against these pre-established goals and objectives. The business objectives are intended to be considered together with the corporate objectives to ensure a tailored evaluation of performance. EVP Plan awards are not payable if minimum performance targets are not met at the AVANGRID corporate level.

Robert Kump. For the portion of 2019 during which Mr. Kump served as President and Chief Executive Officer of Networks, he was subject to five business objectives, for which he achieved three out of five and, in conjunction with the company results,

50	2020 Proxy Statement

Executive Compensation (continued)

attained 78% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. For the remaining portion of 2019, during which Mr. Kump served as President and Deputy Chief Executive Officer, he was not subject to business objectives and his EVP payout for this portion of the year was based solely on achievement of the corporate objectives. Mr. Kump’s Networks objectives for 2019 were related to:

•	achieving targeted Networks profitability;

•	achieving targeted Networks capital expenditures, key permits, plant additions and transmission bid awards;

•	achieving targeted Networks health and safety measurements;

•	implementing operating efficiencies and controls, including supporting AVANGRID transformation initiative, net operating expense and favorable internal control opinion; and

•	achieving Networks reliability measures.

Douglas Stuver. As Senior Vice President – Chief Financial Officer, Mr. Stuver was subject to five business objectives during 2019, of which he achieved four out of five and, in conjunction with the company results, attained 103% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Stuver’s business objectives for 2019 were related to:

•	effectively managing average cost of debt;

•	achieving purchasing savings;

•	achieving top quartile total shareholder return in U.S. utility sector for 2019;

•	maintaining effective internal controls in 2019; and

•	effectively managing combined personnel and external service costs, and supporting AVANGRID transformation initiative.

Anthony Marone. For the portion of 2019 during which Mr. Marone served as President and Chief Executive Officer of United Illuminating, he was subject to six business objectives, all of which he achieved, and in conjunction with the company results, attained 107% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Marone’s United Illuminating business objectives for 2019 were related to:

•	achieving targeted United Illuminating health and safety measurements;

•	achieving networks regulatory targets;

•	achieving targets related to asset management and planning;

•	effectively implementing a growth plan;

•	implementing operating efficiencies and controls, including supporting AVANGRID’s transformation initiative, net operating expense and favorable internal control opinion; and

•	effectively managing succession plan and employee engagement goals

For the portion of 2019 during which Mr. Marone served as President and Chief Executive Officer of Networks, he was subject to the same objectives listed for Mr. Kump above.

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Executive Compensation (continued)

R. Scott Mahoney. As Senior Vice President – General Counsel and Corporate Secretary, Mr. Mahoney was subject to five business objectives during 2019, all of which he achieved and, in conjunction with the company results, attained 120% of his target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Mr. Mahoney’s business objectives for 2019 were related to:

•	successful completion of certain corporate governance assessments;

•	achieving reductions in external legal costs;

•	implementing AVANGRID transformation initiatives;

•	obtaining positive recovery in certain litigation; and

•	obtaining compliance and governance recognitions.

Laura Beane. As former President and Chief Executive Officer of Renewables, Ms. Beane was subject to six business objectives during 2019, all of which she achieved and, in conjunction with the company results, attained 110% of her target incentive opportunity, as determined by the compensation, nominating and corporate governance committee. Ms. Beane’s business objectives for 2019 were related to:

•	achieving targeted Renewables profitability;

•	achieving targeted Renewables growth;

•	achieving Vineyard Wind final investment decision;

•	achieving targeted Renewables health and safety measurements;

•	execution of specified targets strategic partnerships/transactions; and

•	implementing operating efficiencies and controls, including supporting AVANGRID’s transformation initiative and favorable internal control opinion.

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Executive Compensation (continued)

Annual Incentive – EVP Payouts

Based on the extent to which the company, Networks, Renewables, UIL and the corporate functions of finance and legal achieved the performance goals, as shown above, the following table shows the incentive eligible earnings and threshold, target and maximum incentive percentages and actual payout amounts for each NEO. These amounts are expressed as a percentage of incentive eligible earnings commensurate with such NEO’s position and scope of responsibilities for 2019 performance. The incentive opportunity as a percentage of base salary is based on industry-competitive practices and internal equity considerations. Additionally, the percentage of compensation at risk reflects the organizational level of each participant which reflects levels of accountability and degree of influence each participant has with respect to the performance of the company. Senior executives have greater levels of accountability and degrees of influence, which corresponds to a greater percentage of base salary under the EVP Plan and, in turn, results in a greater aggregate payout opportunity. The range of the EVP Plan payout is set from 0% to 200% of target from threshold to maximum performance levels, respectively.

Name	Base Salary ($)	Threshold Incentive (% Base Salary)	Target Incentive (% Base Salary)	Maximum Incentive (% Base Salary)	Actual Performance (% Target)	Actual Incentive (% Base Salary)	Actual Incentive Amount ($)

James Torgerson	$1,200,000	0.00	100.00%	200.00%	72%	72%	$861,600

Robert Kump	$705,738	0.00	67.50%	135.00%	78%	53%	$371,762

Douglas Stuver	$450,000	0.00	50.00%	100.00%	103%	52%	$231,750

Anthony Marone(1)	$480,000	0.00	55.00%	110.00%	107%	54%	$260,223

R. Scott Mahoney	$430,000	0.00	50.00%	100.00%	120%	60%	$258,430

Laura Beane(2)	$385,000	0.00	67.50%	135.00%	110%	74%	$286,382

(1)	Mr. Marone’s target incentive was prorated for 2019 in connection with his promotion to the role of President and Chief Executive Officer of Networks on June 5, 2019. His prorated target was $243,485.

(2)

Ms. Beane was terminated by the company without cause from her position as President and Chief Executive Officer of Renewables effective October 12, 2019 and remained employed by the company in a transition role until March 31, 2020. As such, she received an annual incentive payout for a full year of service.

Long-Term Incentive

We provide long-term equity incentive compensation to help align executives’, including our NEOs’, interests with the long-term interests of our shareholders. We also grant long-term equity incentive awards in order to attract, motivate, and retain executive talent.

2016-2019 Long-Term Incentive Plan. On July 14, 2016, the independent compensation forum of the board (the predecessor to the compensation, nominating and corporate governance committee, which was established in October 2016) granted Messrs. Torgerson, Kump, Marone, and Mahoney, and Ms. Beane PSUs under the 2016-2019 Long Term Incentive Plan (the “2016 LTIP”), a sub-plan of the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The 2016 LTIP was designed to promote the achievement of key strategic goals and retention of AVANGRID senior management. In determining the size of equity awards to these NEOs, the independent compensation forum considered peer group proxy and market survey data. Under the 2016 LTIP, PSUs are earned at the end of the four-year period to the extent that AVANGRID has met the performance goals established by the independent compensation forum. Earned PSUs are then paid in AVANGRID common shares over an additional three year period, provided the grantee remains employed by the company or any affiliate

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Executive Compensation (continued)

through the applicable payment date or is separated from service due to death, disability or retirement. Unvested PSUs do not earn dividends. A summary of all outstanding PSU grants made to the NEOs under the 2016 LTIP is as follows:

Name	Grant Date	Maximum Performance Share Units (#)	Grant Date Value of Maximum Performance Share Units ($)(1)
James Torgerson	July 22, 2016	207,253	6,590,645
Robert Kump	July 22, 2016	90,494	2,877,709
Douglas Stuver	July 23, 2017	5,940	188,892
	June 8, 2018	4,060	129,108
Anthony Marone	July 22, 2016	21,525	684,495
R. Scott Mahoney	July 22, 2016	41,523	1,320,431
Laura Beane	July 22, 2016	10,400	330,720
	October 19, 2017	29,600	941,280

(1)

For discussion of the assumptions used in these valuations, see Note 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K.

The 2016 LTIP is tied to achievement of the following equally weighted performance metrics during the 2016 to 2019 performance period:

•

Net Income (CAGR): This performance objective is measured by continuous average annual growth in pro-forma consolidated net income made up of the sum of our pre-merger entities, Iberdrola USA, Inc. and UIL at year-end 2014 and the company’s net income at year-end 2019 calculated in accordance with U.S. GAAP.

•	Operational Efficiency (Net Debt/Adjusted EBITDA): This performance objective is measured as net debt divided by Adjusted EBITDA as of the end of the performance period.

•

AVANGRID Share Price Performance: This performance objective is measured compared to three leading US competitors (Consolidated Edison Inc., Eversource and Nextera) and the S&P 500 Utilities Index. Share price performance is calculated based on the change in the average price of the company’s shares of common stock on the NYSE on the first and last trading days of the performance period. Target performance is achieved if the share’s listing price is better than two of the four reference shares. Maximum performance is achieved if the share’s listing price is better than three of the four reference shares.

Set forth in the table below are the evenly weighted performance metrics approved by the compensation, nominating and corporate governance committee results under the 2016 LTIP. Pursuant to the terms of the plan, the initial installment of earned PSUs will be paid out by June 30, 2020.

Performance Metric	Satisfactory 33.3%	Good 66.6%	Excellent 100%	Results	Level of Achievement
Net Income (CAGR)	6%	8%	10%	7.136%(1)	52.2%
Operational Efficiency Net Debt/EBITDA	2.8	2.7	2.6	3.07(2)	0%
Share Price Performance	3rd place	2nd place	1st place	5th place	0%

(1)	Additional discretionary adjustment for wind resource/weather and external services for unplanned outages.

(2)

Based on adjustments to EBITDA and Net Debt to make approximately comparable to 2016 approach and further adjusted for wind resource/weather, external services for unplanned outages and adjusting debt for higher levels of capital expenditures incurred than forecasted in 2016.

54	2020 Proxy Statement

Executive Compensation (continued)

On February 18, 2020, the compensation, nominating and corporate governance committee evaluated the performance achievement under the 2016 LTIP and determined that the level of achievement under the 2016 LTIP plan was 17.4% of the maximum PSUs awarded under the plan. Earned PSUs will be issued and delivered in three equal installments by June 30, 2020, between January 1, 2021 and March 31, 2021, and between January 1, 2022 and March 31, 2022, respectively. The closing price of AVANGRID’s common shares on the NYSE on the dates of each respective payout will be used to value the shares delivered to each participant.

Name	Earned Performance Share Units (#)
James Torgerson	36,062
Robert Kump	15,746
Douglas Stuver	1,740
Anthony Marone	3,745
R. Scott Mahoney	7,225
Laura Beane	6,960

Perquisites and Other Personal Benefits

We offer a limited number of perquisites and other personal benefits to our executive officers, including NEOs. Perquisites are not a material part of our compensation program. Our board reviews the levels of perquisites and other personal benefits provided to our NEOs. See “Executive Compensation—Summary Compensation Table—All Other Compensation”.

Post-Employment Compensation Arrangements

To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on their duties while employed by us. These post-employment benefits are provided through employment agreements, letter agreements and severance agreements as described more fully below under “Executive Compensation—Summary of Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Certain of our NEOs also participate in qualified defined benefit pension and non-qualified deferred compensation plans. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.” The NEOs also may participate in a defined contribution 401(k) retirement plan, administered through ASC, a wholly-owned subsidiary of the company, and is available to substantially all of our non-union employees.

Compensation and Risk

We annually conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk-taking. We believe our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures, rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking. For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

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Executive Compensation (continued)

Stock Ownership and Retention Guidelines

In February 2017, we implemented a stock ownership policy designed to align the interests of our executive officers with those of the company’s shareholders by requiring all executive officers to maintain a stated level of stock ownership. Pursuant to this policy, each executive officer must retain at least 50% of net shares paid as incentive compensation until such officer has met or exceeded his or her respective ownership requirement. In accordance with this policy, our chief executive officer is required to hold shares equal to at least five times his base salary and our other NEOs are required to hold shares equal to at least three times their base salary.

Clawback Policy

Effective February 15, 2018, our board, upon the recommendation of the compensation, nominating and corporate governance committee, approved an executive compensation recovery policy (i.e., clawback policy), which provides that the compensation, nominating and corporate governance committee may require executive officers to repay or deliver certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws.

No Excise Tax Gross-up Provisions

We have no excise tax gross-up provisions in executive employment or change in control arrangements or executive compensation plans and, as a part of the company’s response to feedback from our shareholders, our board of directors and the compensation, nominating and corporate governance committee have committed to not including excise tax gross-up provisions in any new arrangements or plans.

Prohibition Against Hedging and Similar Transactions

Pursuant to our insider trading policy, short sales, hedging or similar transactions, derivatives trading and pledging AVANGRID securities or using AVANGRID securities as collateral are prohibited for all AVANGRID directors, officers (including our NEOs), employees, consultants and contractors.

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Executive Compensation (continued)

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the three years ended December 31, 2019 by (i) our principal executive officer, (ii) our principal financial officer, (iii) each of the three other most highly-compensated individuals in 2019 who were serving as executive officers of the company as of December 31, 2019, and (iv) one former executive officer who stepped down from her position as an executive officer of the company during 2019 whose compensation would have been one of three other most highly compensated individuals but for the fact that she was not serving as an executive officer as of December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
James Torgerson Chief Executive Officer	2019	1,196,149	—	—	861,600	—	200,700	2,258,449
	2018	1,096,162	500,000	3,080,264	847,660	—	185,350	5,709,436
	2017	1,000,000	500,000	—	990,000	—	170,600	2,660,600
Robert Kump President & Deputy CEO	2019	705,738	—	—	371,762	488,346	78,974	1,644,820
	2018	705,206	100,000	—	1,230,291	48,595	78,824	2,162,916
	2017	691,900	100,000	—	1,246,479	268,002	300,085	2,606,466
Douglas Stuver Senior Vice President – Chief Financial Officer	2019	445,210	—	—	231,750	—	25,200	702,160
	2018	294,703	—	129,108	166,322	—	87,902	678,035
Anthony Marone III President and CEO of Networks	2019	427,122	—	—	260,223	1,204,209	8,400	1,899,954
R. Scott Mahoney Senior Vice President— General Counsel & Corporate Secretary	2019	429,423	—	—	258,430	763,708	8,400	1,459,961
	2018	413,999	—	—	465,261	200,864	8,250	1,088,374
Laura Beane(5) Former President and CEO of Renewables	2019	383,654	—	—	286,382	301,167	62,955	1,034,158

(1)

“Stock Awards” reflect the aggregate grant date fair value of the long-term incentive equity awards, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification, Topic 718. For discussion of the assumptions used in these valuations, see 26 – Stock-Based Compensation of our audited consolidated financial statements for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K.

(2)

The amounts shown represent the components of the cash bonuses relating to the attainment of performance metrics earned by the NEOs under our EVP Plan, as discussed more fully in the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – EVP Payouts.”

(3)

The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reflects the aggregate increases in actuarial present value of the accumulated benefit under the defined benefit and actuarial pension plans in which the NEO participated (in the case of Mr. Kump, the Retirement Benefit Plan for Employees of NYSEG (“NYSEG Pension Plan”); in the case of Mr. Mahoney, the Retirement Income Plan Non-Union Employees of CMP (“CMP Pension Plan”) and Energy East Corporation ERISA Excess Plan; in the case of Mr. Marone, The United Illuminating Company Pension Plan (“UI Pension Plan”) and The United Illuminating Company Supplemental Executive Retirement Plan (“UI SERP”); and in the case of Ms. Beane, the Avangrid Renewables Retirement Plan. For discussion of the assumptions used in these valuations, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2019 included in our 2019 Annual Reports on Form 10-K.

(4)	Amounts reported under “All Other Compensation” for 2019 include:

(a)

For Mr. Torgerson, $20,700 of company contributions to The UIL Holdings Corp 401(k) Employee Stock Ownership Plan (“UIL 401(k) plan”) and company contribution of $180,000 representing 15% of base salary to the UIL Holdings Corporation Deferred Compensation Plan (“UIL Deferred Compensation Plan”).

(b)	For Mr. Stuver, $23,800 of employer contributions to the Avangrid Service Company Inc. Tax Deferred Savings Plan (“ASC 401(k) plan”).

(c)	For Mr. Kump, $8,400 of employer contribution to the ASC 401(k) plan and company contribution of $70,754 representing 10% of base salary to the Avangrid Deferred Compensation Plan.

(d)	For Mr. Marone, $8,400 of employer contribution to the UIL 401(k) plan.

(e)	For Mr. Mahoney, $8,400 employer contributions to the ASC 401(k) plan.

(f)

For Ms. Beane, $37,490 employer contributions to the Avangrid Renewables 401(k) plan, $16,585 company contributions into the Iberdrola Renewables, Inc. Non-Qualified Deferred Compensation Plan, $8,775 in vehicle allowance and $105 in parking (6) In accordance with SEC’s rules, only compensation information for 2019 is provided in the Summary Compensation Table for Mr. Marone and Ms. Beane, who were not NEOs in 2017 and 2018 and only compensation information for 2019 and 2018 is provided in the Summary Compensation Table for Messrs. Stuver and Mahoney, who were not NEOs in 2017.

(5)	Ms. Beane stepped down from her role as President and CEO of Networks, effective October 12, 2019.

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Executive Compensation (continued)

Grants of Plan-Based Awards

The following table sets forth the information concerning the grants or modifications of any plan-based compensation to each NEO during 2019. The non-equity awards described below were made under our EVP Plan.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target($)	Maximum($)	Threshold (#)	Target (#)	Maximum (#)
James Torgerson	2/13/2019	0	1,200,000	2,400,000	—	—	—	—	—
Robert Kump	2/13/2019	0	476,373	952,746	—	—	—	—	—
Douglas Stuver	2/13/2019	0	225,000	450,000	—	—	—	—	—
Anthony Marone III	2/13/2019	0	243,485	486,970	—	—	—	—
R. Scott Mahoney	2/13/2019	0	215,000	430,000	—	—	—	—	—
Laura Beane	2/13/2019	0	259,875	519,750	—	—	—	—	—

(1)

Amounts represent estimated possible payments at threshold, target and maximum achievement under the EVP Plan. Actual amounts paid under the EVP Plan for 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive.”

Summary of Employment Agreements

A summary of the material terms of our employment agreements with Messrs. Torgerson, Stuver, Kump, Marone, Mahoney, and Ms. Beane are below.

James Torgerson

Mr. Torgerson entered into an employment agreement dated as of January 1, 2016, to serve as Chief Executive Officer of AVANGRID. The agreement provides for a base salary of $1,000,000 as of January 1, 2016, subject to annual review and adjustment. Effective January 6, 2019, Mr. Torgerson’s base salary was increased to $1,200,000. Mr. Torgerson is also eligible for (i) an annual bonus equal to 50% of base salary for “satisfactory” performance, 100% for “good” performance and 150% for “excellent” performance, which was increased to 200% by the board of directors upon the recommendation of the compensation, nominating and corporate governance committee on March 16, 2017, and (ii) an initial long-term incentive equal to 200% of base salary for “excellent performance” (subject to and in accordance with our long-term incentive compensation plan). The agreement provides for Mr. Torgerson’s continued participation in the UIL Deferred Compensation Plan with annual Company Discretionary Contributions (as such term is defined in the plan) of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter, provided that Mr. Torgerson is employed by us on the date of each contribution. Other than in the context of a termination due to a “constructive termination event,” Mr. Torgerson is required to give at least 90 days prior written notice in order to terminate his employment. On March 18, 2020, Mr. Torgerson provided notice of his intention to retire from AVANGRID, effective on June 23, 2020, the day after the Annual Meeting.

The employment agreement provides that Mr. Torgerson shall not be entitled to participate in any pension plan or defined benefit supplemental executive retirement plan of AVANGRID or entities that control, are controlled by, or are under common control with, AVANGRID (the “AVANGRID Group”).

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In the event that Mr. Torgerson’s employment is terminated without “cause,” or in the event of a “constructive termination event” he is entitled to receive (i) unpaid base salary through the date of termination as well as certain other amounts owed to him (including unreimbursed business expenses, accrued but unpaid vacation and amounts payable due to participation in certain predecessor plans and the deferred compensation plans); (ii) any earned but unpaid annual short-term incentive bonus, (iii) a pro-rated short-term incentive bonus calculated as if Mr. Torgerson had been employed on the last day of the year in which he terminates, based on actual performance with respect to the achievement of AVANGRID corporate goals and the board’s (or a committee thereof) determination of Mr. Torgerson’s performance; (iv) benefits or amounts payable, on account of Mr. Torgerson’s participation in any elective deferred compensation plan determined in accordance with the terms and conditions of such plan; (v) benefits or amounts payable, on account of Mr. Torgerson’s participation in any long-term incentive compensation plan and equity compensation plan or arrangement as determined in accordance with the terms and conditions of such plans and arrangements; (vi) lump sum severance, payable in substantially equal installments during the one (1) year period following the date of termination in accordance with ASC’s standard payroll practices, equal to one (1) times the sum of: (1) the annual base salary rate in effect immediately prior to the date of termination; and (2) a pro-rated short-term annual incentive compensation payment to which Mr. Torgerson would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if both personal goals and AVANGRID corporate goals had been achieved at a Good level (as defined in the plan); and (vii) subsidized coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of twelve months following the date of termination.

On a termination due to death, disability or retirement or by Mr. Torgerson on adequate notice (but not constituting a “constructive termination”), Mr. Torgerson (or his estate, as applicable) is entitled to receive the benefits described in (i) through (v) above, as well as an extension of short-term disability benefits at 50% of base salary if his length of employment is of such short duration that his short term disability benefits would otherwise expire pending the earlier determination that Mr. Torgerson is eligible to receive long-term disability benefits or termination of his employment by reason of disability. On a termination for “cause” or by Mr. Torgerson on fewer than 90 days’ notice, he would be entitled to receive only the benefits described in (i) through (iv) above.

The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Torgerson of a full and effective release of any and all claims against any member of the AVANGRID Group and each of their respective directors, members, officers, employees, agents and attorneys. In addition, ASC shall be relieved of its obligations to make severance and subsidized COBRA payments in the event that Mr. Torgerson breaches his restrictive covenants (including confidentiality, and 12-month post-employment non-competition and non-solicitation provisions) or if he breaches his disclosure and assignment of inventions and discoveries obligations under the agreement.

Robert Kump

Mr. Kump entered into an employment agreement with Networks and ASC (formerly Iberdrola USA Management Corporation), a subsidiary of AVANGRID, dated October 1, 2010, to serve as chief executive officer of Networks. At the time of execution of this agreement, this agreement was made with the entity formerly known as Iberdrola USA, Inc., which changed its name to Iberdrola USA Networks, Inc. during a corporate reorganization in 2013 and later to Networks following the acquisition of UIL in 2015. On June 5, 2019, Mr. Kump was promoted to the role of President and Deputy Chief Executive Officer.

The agreement provides for an initial base salary of $600,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. Effective January 7, 2018, Mr. Kump’s annual base salary was

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Executive Compensation (continued)

increased to $705,738 and his annual bonus opportunity was increased to a maximum bonus opportunity of 135% of base salary. The agreement provides that Mr. Kump will be a participant in an employer-funded non-qualified individual account deferred compensation arrangement with annual contributions equal to 10% of base salary and provides he will participate in all employee benefit plans and incentive compensation plans made available to Networks executives, other than the Energy East Supplemental Executive Retirement Plan, the Energy East Excess Plan or any compensation or non-qualified compensation plan not explicitly reflected in the employment agreement.

In the event that Mr. Kump’s employment is terminated by Networks without “cause,” on account of “good reason,” death or disability, he shall be entitled to receive a lump sum payment equal to the sum of (i) his current annual base salary and (ii) an amount equal to his annual bonus for the prior year. In addition, unless Networks elects to waive Mr. Kump’s compliance with the certain provisions of the Employee Invention and Confidentiality Agreement made as of February 8, 2001 between Mr. Kump and Networks from and after the date that is six months after the date of termination, Networks shall make an additional lump sum payment to Mr. Kump equal to six months of his current base salary.

The employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect, except as modified by the terms of his employment agreement. Pursuant to the Agreement and Release, Mr. Kump withdrew a notice of termination of employment from Energy East Management Corporation, a predecessor of ASC, in exchange for a one-time settlement payment of $1,000,000, which was paid six months and one day following the execution of the Agreement and Release. In satisfaction of all accrued benefits under and in consideration of his agreement to forego future participation in the Supplemental Executive Retirement Plan of Energy East Corporation and the Excess Benefit Plan of Energy East Corporation, Mr. Kump agreed to a lump sum payment of $3,333,241, plus investment gains on such amount, which will become payable six months and one day following the termination of Mr. Kump’s employment. Mr. Kump also may be entitled to an additional payment to offset increased taxes due as a result of increases in the applicable tax rates between 2010 and the time of payment. Under the employment agreement, Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Douglas Stuver

On July 19, 2018, AMC entered into an employment agreement with Mr. Stuver, effective as of July 8, 2018. The employment agreement provides for an initial base salary of $325,461, subject to annual review and adjustment, and Mr. Stuver’s continued participation in the EVP Plan. Effective January 6, 2019, Mr. Stuver’s annual base salary was increased to $450,000. Under the EVP Plan, Mr. Stuver is eligible to receive a maximum incentive opportunity equal to 100% of his annual base salary. In connection with Mr. Stuver’s appointment as Senior Vice President – Chief Financial Officer, he received a grant of 4,060 PSUs under the 2016 LTIP, which were earned in 2019 to the extent that the company has met the relevant performance goals,

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subject to vesting based on Mr. Stuver remaining employed through the retention period, as discussed more fully in the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive – 2016-2019 Long-Term Incentive Plan”. See Long-Term Incentive section for more details on the performance period results. Mr. Stuver is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Mr. Stuver becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Mr. Stuver receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Mr. Stuver’s base salary at the time such disability commenced.

In the event that Mr. Stuver’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the employment agreement), Mr. Stuver will be entitled to receive, subject to the execution of a release of claims, a severance payment equal to the sum of (i) his base salary and (ii) the annual incentive award paid to Mr. Stuver with respect to the year immediately preceding the year in which such termination or resignation occurred.

If Mr. Stuver’s employment is terminated due to his disability, he will be entitled to receive his base salary through the date of termination, which is 30 days after the notice of termination is given. In the event of his resignation without good reason or due to Mr. Stuver’s retirement, he will be entitled to receive his base salary through the date of termination, which is not less than 30 days and not more than 60 days after the notice of termination is given.

The employment agreement contains a Code Section 280G net-better off cutback, which means benefits are reduced to the maximum amount that does not trigger the excise tax imposed by Section 4999 of the Code unless the executive would be better off (on an after-tax basis) if the executive received all payments and benefits and paid all excise and income taxes. This provision only applies in the event of a termination of Mr. Stuver’s employment without cause or resignation for good reason within one year following a “change in control” (as defined in his employment agreement).

The employment agreement contains 12-month post-employment non-competition and non-solicitation provisions.

Anthony Marone

Mr. Marone entered into an employment agreement with The United Illuminating Company, dated March 30, 2004, as amended on each of November 18, 2004, August 4, 2008, and September 20, 2016. On September 12, 2016, Mr. Marone was appointed CEO and President of UIL. The initial term of the agreement was from March 30, 2004 to March 30, 2006, subject to automatic renewal for successive one-year terms unless the company gives 90 days’ notice of non-renewal. The agreement provides for an initial base salary of $121,540 and participation in all employee benefit plans and incentive compensation plans made available to management employees. Effective June 5, 2019, Mr. Marone’s base salary was increased to $480,000 and his maximum bonus opportunity was increased to 110% of base salary in conjunction with his promotion to President and Chief Executive Officer of Networks.

In the event that Mr. Marone’s employment is terminated without “cause,” (as defined in the employment agreement) or in the event of a “constructive termination event” (as defined in the employment agreement) he is entitled to receive (i) unpaid base salary through the date of termination as well as certain other amounts owed to him (including unreimbursed business expenses, accrued but unpaid vacation and holidays and amounts payable due to participation in certain predecessor plans and the deferred compensation plans); (ii) any earned but unpaid annual short-term incentive bonus, (iii) a pro-rated short-term incentive bonus calculated as if Mr. Marone had been employed on the last day of the year in which he terminates, based

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Executive Compensation (continued)

on actual performance with respect to the achievement of UIL and AVANGRID corporate goals and the board’s (or a committee thereof) determination of Mr. Marone’s performance; (iv) benefits or amounts payable, on account of Mr. Marone’s participation in any elective deferred compensation plan determined in accordance with the terms and conditions of such plan; (v) benefits or amounts payable, on account of Mr. Marone’s participation in any long-term incentive compensation plan and equity compensation plan or arrangement as determined in accordance with the terms and conditions of such plans and arrangements; (vi) lump sum severance payment, equal to: (1) 1/12 of the annual base salary rate in effect immediately prior to the date of termination; and (2) 1/12 of the annual short-term annual incentive compensation payment to which Mr. Marone would be entitled, calculated as if he had been employed on the last day of the year of his termination, and as if both personal goals and AVANGRID corporate goals had been achieved at target, multiplied by the number of whole and partial years of Mr. Marone’s service with the company at termination (not to be less than 12 nor more than 24 years); and (vii) benefits under the company’s health plans during the COBRA continuation period on the same terms as are then available to active employees.

On a termination due to death, disability or resignation by Mr. Marone that does not constitute a “constructive termination”, Mr. Marone (or his estate, as applicable) is entitled to receive the benefits described in (i) through (v) above (but Mr. Marone will not be entitled to receive the pro-rated annual described in (iii) above in the event of a resignation), as well as an extension of short-term disability benefits at 50% of base salary if his length of employment is of such short duration that his short term disability benefits would otherwise expire pending the earlier determination that Mr. Marone is eligible to receive long-term disability benefits or termination of his employment by reason of disability. On a termination for “cause” or by Mr. Marone on fewer than 90 days’ notice, he would be entitled to receive only the benefits described in (i), (ii) and (iv) above.

The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Marone of a full and effective release of any and all claims against any member of the AVANGRID Group and each of their respective directors, members, officers, employees, agents, and attorneys. In addition, ASC shall be relieved of its obligations to make severance and subsidized COBRA payments in the event that Mr. Marone breaches his restrictive covenants (including confidentiality, and 12-month post-employment non-competition and non-solicitation provisions) or if he breaches his disclosure and assignment of inventions and discoveries obligations under the agreement.

R. Scott Mahoney

Mr. Mahoney entered into an employment agreement with Energy East Management Corporation, a predecessor of ASC, dated March 1, 2008, to serve as Deputy General Counsel. The initial term of the agreement was from March 1, 2008 to February 28, 2009 but is automatically extended for an additional month thereafter unless either party gives notice of non-renewal. The agreement provides for an initial base salary of $200,000 and participation in all employee benefit plans and incentive compensation plans made available to comparable executives. In the event that Mr. Mahoney’s employment is terminated without “cause,” he shall be entitled to severance equal to one year of base salary. For purposes of the agreement, “cause” is generally defined as (i) willful and continued failure to substantially perform his duties (other than resulting from incapacity due to physical or mental illness), (ii) the willful engaging in conduct which is demonstrably and materially injurious to AVANGRID or its affiliates, monetarily or otherwise. The agreement contains provisions preventing disclosure of confidential information, a 12-month post-termination non-compete and a 12-month post-termination non-solicitation. Effective January 6, 2019, Mr. Mahoney’s annual base salary increased to $430,000 and his maximum annual incentive opportunity was increased to 100%.

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Laura Beane

Ms. Beane stepped down from her role as President and Chief Executive Officer of Renewables, effective October 12, 2019, and continued to serve in a transition role until March 31, 2020. Ms. Beane entered into a retention and separation agreement, dated September 30, 2019, that modifies her initial employment agreement as follows, subject to a release of claims (1) waives the 12 month post-termination of employment non-compete, (2) pays a retention bonus on April 30, 2020 equal to six months’ base salary, and (3) includes a mutual non-disparagement provision.

Ms. Beane entered into an employment agreement with Renewables, as of May 18, 2017. The employment agreement provides for an initial base salary of $271,000, subject to annual review and adjustment, and a maximum bonus opportunity of 110% of base salary. Effective January 6, 2019, Ms. Beane’s annual base salary was increased to $385,000 and her annual bonus opportunity was increased to a maximum bonus opportunity of 135% of base salary. In connection with Ms. Beane’s appointment as Chief Executive Officer and President of Renewables, she received a grant of 29,600 PSUs under the 2016 LTIP, which were earned in 2019 to the extent that the company met the relevant performance goals, and are subject to vesting over the retention period contingent on Ms. Beane being employed on the applicable payment date. See Long-Term Incentive section for more details on the performance period results. Ms. Beane is also eligible to participate in the company’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other employees; provided, that in the event that Ms. Beane becomes eligible to receive benefits under the company’s long term disability plan, the company shall supplement such benefits so that Ms. Beane receives aggregate benefits under the long term disability plan and all other disability income sources of not less than 85% of Ms. Beane’s base salary at the time such disability commenced.

In the event that Ms. Beane’s employment is terminated without “cause” or she resigns for “good reason” (each as defined in the employment agreement), Ms. Beane will be entitled to receive, subject to the execution of a release of claims, a lump sum severance payment equal to the sum of (i) her base salary and (ii) the annual incentive award paid to Ms. Beane with respect to the year immediately preceding the year in which such termination or resignation occurred.

Summary of Executive Variable Pay Plan

In the event that a participant under the EVP Plan is terminated for any reason other than retirement, disability or death, or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the company’s controlled group due a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), such participant shall not be entitled to receive the EVP Plan award unless otherwise determined by the board in its sole discretion. In the event of retirement, disability or death, or the participant is no longer employed by the company or an affiliate due to the participant’s employer ceasing to be a member of the controlled group due a sale or other transaction that does not constitute a “change in control” (as defined in the EVP Plan), the participant is entitled to receive a prorated award based on the number of days of participation. The participant must have been an active employee during at least three months of the relevant calendar performance period in order to be eligible to receive the pro-rated award. For additional information about the EVP Plan, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive – Plan Structure” beginning on page 49.

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Executive Compensation (continued)

Summary of Equity Incentive Plans

2016 LTIP

The maximum number of shares allocated to all participants of the 2016 LTIP may not exceed 2,500,000 AVANGRID shares. PSUs granted under the 2016 LTIP are earned at the end of the four-year period to the extent that AVANGRID has met the performance goals established by the independent compensation forum. Earned PSUs then vest and are paid in AVANGRID common shares over an additional three year period, provided the participant remains employed by the company or any affiliate through the applicable payment date. The 2016 LTIP has a term of 7 years, within which the period between financial years 2016 and 2019 is the period for evaluation of achievement of the performance goals and the period between financial years 2020 and 2022 is the payment period.

In the event that a participant under the 2016 LTIP is terminated for any reason other than death, disability, retirement, Resignation for Good Reason or termination by the company without Cause (all as defined in the 2016 LTIP) prior to the payment date, such participant shall not be entitled to receive the outstanding unvested awards. In the event of retirement, disability, death or Resignation for Good Reason prior to the payment date, the participant is entitled to a prorated award based on the number of days of participation, subject to the objectives having been achieved and certain other conditions having been fulfilled. PSUs will be payable in shares of company common stock.

If there is a Change in Control during the three-year payment period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs will vest based on the actual performance levels achieved at the end of the performance period and the compensation, nominating and corporate governance committee may, in its sole discretion, accelerate payment of shares of common stock in respect of such PSUs.

For additional information about the 2016 LTIP, see the section entitled “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive” beginning on page 53.

Omnibus Incentive Plan

RSUs, which represent the right to receive a share of common stock or cash, were granted to Mr. Torgerson under the Omnibus Incentive Plan. The RSU award agreements also provide for dividend equivalents. Dividend equivalents are subject to the same vesting, payment and other provisions that apply to the underlying RSU to which such additional RSUs relate. The RSUs vest upon a specified date, subject to the grantee’s continued employment on such vesting date, provided, however, the RSUs will vest in full upon the participant’s death, disability, retirement with the consent of the company, a termination by the company for “cause” (as defined in the Omnibus Incentive Plan) or the participant’s resignation of his employment on account of a “constructive termination” (as defined in the Omnibus Incentive Plan), in each case, following the occurrence of a “change in control” (as defined in the Omnibus Incentive Plan).

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unvested stock and equity incentive plan awards outstanding as of December 31, 2019, for each NEO:

	Plan Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
James Torgerson	2016 LTIP(2)	July 14, 2016	—	—	36,062	1,844,932
	Employment agreement(3)	March 23, 2015	404	20,669	—	—
	RSU Agreement under Omnibus Plan(4)	June 7, 2018	60,000	3,069,600	—	—
Robert Kump	2016 LTIP(2)	July 14, 2016	—	—	15,746	805,565
Douglas Stuver	2016 LTIP(2)	Various	—	—	1,740	89,018
Anthony Marone	2016 LTIP(2)	Various	—	—	3,745	191,594
R. Scott Mahoney	2016 LTIP(2)	July 14, 2016	—	—	7,225	369,631
Laura Beane	2016 LTIP(2)	July 14, 2016	—	—	6,960	356,074

(1)	Amounts represent the product of the December 31, 2019 closing price of AVANGRID common stock of $51.16 multiplied by the number of shares subject to the awards.

(2)

Number of PSUs represents the award level earned under the 2016 LTIP based on the actual performance during the measurement period from January 1, 2016 to December 31, 2019, as further described under “Compensation Discussion and Analysis—Details of Each Element of Compensation—Long Term Incentive.” Earned PSUs will vest in three equal tranches in 2020, 2021 and 2022, subject to the participant’s continued employment on each payment date.

(3)

The outstanding restricted stock award listed for Mr. Torgerson’s employment agreement represents the unvested portion of: 1,584 shares of UIL restricted stock that vest ratably over a five year period beginning March 23, 2015, which were assumed by us upon the acquisition of UIL, at which time UIL shares were converted to company shares using a conversion factor of 1.2806.

(4)	Mr. Torgerson’s RSU grant vests, subject to continued employment, on the date of AVANGRID’s regular annual shareholders’ meeting occurring in calendar year 2020.

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Executive Compensation (continued)

Stock Vested

The following table provides information concerning vesting of stock awards during 2019 for each NEO:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

James Torgerson(2)	967	48,351

Robert Kump	—	—

Douglas Stuver	—	—

Anthony Marone	—	—

R. Scott Mahoney	—	—

Laura Beane	—	—

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the fair market value on the vesting date.

(2)	Represents 967 previously-granted shares of restricted stock.

Pension Benefits

The following table sets forth information as to the NEOs regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James Torgerson(1)	—	—	—	—

Douglas Stuver(1)	—	—	—	—

Robert Kump(2)	NYSEG Pension Plan	33.50	2,388,353	—

Anthony Marone(2)	UI Pension Plan	30.00	2,136,939	—

	UI SERP	30.00	2,647,280	—

R. Scott Mahoney(2)	CMP Pension Plan	22.08	1,176,434	—

	Energy East Corporation ERISA Excess Plan	22.08	1,778,663	—

Laura Beane(1)	Avangrid Renewables Retirement Plan	13.58	1,126,400	—

(1)	Messrs. Torgerson and Stuver are not eligible for participation in company pension plans.

(2)

Annuities and lump sums are valued using the 12/31/2019 U.S. GAAP disclosure assumptions, specifically a 2.93% discount rate for the NYSEG and CMP Pension Plans and Energy East Excess Plan, a 3.19% discount rate for the UI Pension Plan and the UI SERP, a 3.1% discount rate for the Avangrid Renewables Retirement Plan, and PRI2012 with full generational mortality projected with scale MP2019. For a description of the calculation of present value of the accumulated benefit, see Note 17 – Post-retirement and Similar Obligations of our consolidated financial statements for the fiscal year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K.

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Robert Kump

Mr. Kump participates in the Retirement Benefit Plan for Employees of NYSEG, a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Non-union employees who perform at least an hour of service are eligible to participate in the plan, provided that no new non-union employees are eligible to participate after January 1, 2014. Mr. Kump’s retirement benefits under the plan is determined using the “base basic annual benefit” under the plan, generally equal the sum of: (i) the product of (a) 1.37% of the first $10,000 of “final average earnings” and (b) the number of years and monthly fractions of a year in his “period of service” not exceeding 35 years; and (ii) the product of (a) 1.65% of “final average earnings” in excess of 10,000, and (b) the number of years and monthly fractions of a year in his period of service not exceeding 35 years; and (iii) the product of (a) 1% of “final average earnings,” and (b) the lesser of (A) the amount by which the number of years and monthly fractions of a year in his period of service exceeds 35 years, and (B) five. “Final average earnings” is generally defined under the plan as the participant’s average annualized regular earnings for the 60 consecutive month period of highest earnings within the 120 month period ending with the calendar month immediately preceding the calendar month in which the participant terminates service. Benefits accrued under the plan generally vest 100% after five years of service. A participant shall generally be provided with a monthly benefit that commences with the employee’s retirement date (generally, age 65) equal to 1/12 of the employee’s basic annual benefit. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity with a five year pop-up for married participants, provided that the participant may elect other forms of payment including a joint and survivor annuity, a single life annuity with ten years certain or a lump-sum payment. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 60 for participants with at least ten years of service.

Anthony Marone

Mr. Marone participates in The United Illuminating Company Pension Plan (the “UI Pension Plan”), which was assumed by AVANGRID upon the acquisition of UIL. The United Illuminating Company is an operating subsidiary of UIL. Retirement benefits under the UI Pension Plan are determined by a fixed formula, based on years of service and the participant’s average annual earnings during the three years during which the person’s earnings were the highest or, if greater, the average of his or her final 36 months of compensation (“Final Average Compensation”). Under the current UI Pension Plan formula, a participant’s annual accrued benefit equals 1.6% multiplied by Final Average Compensation multiplied by Years of Benefit Service up to 30 years. A participant’s accrued benefit is calculated in the form of a single life annuity beginning at his or her normal retirement date. For purposes of computing UI Pension Plan benefits, “annual earnings” includes total compensation from us, as reported on Form W-2 for a calendar year, plus elective deferrals made during a calendar year under our cafeteria plan and/or the UIL 401(k) plan. It excludes any amounts contributed to, or the value of benefits under, any deferred compensation plan, long-term incentive plan, employee benefit or fringe benefit program, any other compensation, and cash-outs of unused vacation payable to non-union employees. Under the UI Pension Plan, a participant’s “Normal Retirement Age” means his or her 65th birthday or 5th anniversary of participation in the plan, whichever is later. The plan also permits benefits to commence on or after reaching “Early Retirement.” In order to qualify for early retirement benefits under the plan, a participant must retire after reaching at least age 55 and being credited with 10 years of vesting service. If a participant is at least age 58, and the sum of his or her age and years of service equals 88 (the “rule of 88”) when he or she retires from active employment with us, then pension benefits will not be reduced for early commencement. Pursuant to the terms of the UI Pension Plan, if a participant retires on or after May 16, 2003, having reached age 55 and before age 58, and the sum of his or her age and years of service equals at least 88, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement date

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Executive Compensation (continued)

precedes age 58. If a participant with 10 years of service retires on or after age 55 and the rule of 88 is not satisfied, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement precedes his Normal Retirement Date but is on or after age 58, and by an additional 4% per year by which his or her retirement is on or after age 55 and before age 58. Mr. Marone also participates in The United Illuminating Company Supplemental Executive Retirement Plan (the “UI SERP”), which was assumed by AVANGRID upon the acquisition of UIL. Under the terms of the UI SERP, Mr. Marone is entitled, upon his retirement, to a benefit equal to the difference between (A) what his annual retirement benefit would be under the UI Pension Plan, expressed as a life annuity commencing at the Participant’s Normal Retirement Date (as defined in the UI Pension Plan), without his compensation being limited by Section 401(a)(17) of the Code, and (B) what his annual benefit is under the UI Pension Plan with such compensation limit imposed. In calculating supplemental retirement benefits, short-term incentive compensation is included, but long-term incentive compensation is not. The United Illuminating Company maintains a “rabbi trust,” which contains certain insurance policies and other assets, intended to help The United Illuminating Company and UIL satisfy their respective obligations to executives under the UI SERP.

R. Scott Mahoney

Mr. Mahoney participates in The Retirement Income Plan for Non-Union Employees of CMP, a defined benefit pension plan intended to be qualified under Section 401(a) of the Code. Employees who have reached age 21 are eligible, provided that no new employees are eligible to participate after January 1, 2014. The amount of monthly retirement benefit payable to a participant beginning at age 65 is generally equal to (i) (a) 1.7% of the participant’s “final average earnings” multiplied by (b) years of benefit service up to 30 such years, plus (ii) (a) 0.5% of the participant’s “final average earnings” multiplied by (b) years of benefit service in excess of 30 minus (iii)(a) 50% of the participant’s social security benefit, multiplied by (b) a fraction equal to his years of benefit service up to 35 such years divided by 35. “Final average earnings” is generally defined under the plan as the monthly average of a participant’s highest 60 consecutive calendar months of basic earnings during the 120 month period ending in the month in which the participant’s service termination date occurs. Benefits accrued under the plan generally vest 100% after five years of service. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 62 for participants with at least five years of service.

Mr. Mahoney also participates in the Energy East Corporation ERISA Excess Plan (the “ERISA Excess Plan”), which has been adopted by AVANGRID. The purpose of the ERISA Excess Plan is to increase retirement benefits to certain executives beyond those currently provided by the tax qualified defined benefit plans due to limitation under the Code on the amount of benefit that can be accrued and the amount of compensation that can be used to calculate benefits. The benefit payable under the ERISA Excess Plan is generally (i) the benefit payable at date of commencement as a straight life annuity specified by the qualified defined benefit pension plan the executive participates minus (ii) the benefit payable at date of commencement as a straight life annuity under the qualified defined benefit pension plan the executive participates in. Upon separation from service, retirement or disability, a participant shall receive a benefit payable in the form of an actuarially equivalent lump sum. Any portion of the actuarially equivalent lump sum benefit attributable to the eligibility, compensation and service after December 31, 2004 may be delayed until the earlier of (i) the beginning of the seventh month following the month of the participant’s separation from service (due to termination of employment or retirement) or (ii) death. Contributions to the ERISA Excess Plan are made to a rabbi trust.

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Executive Compensation (continued)

Laura Beane

Ms. Beane participates in the Avangrid Renewables Retirement Plan of Avangrid, Inc., a defined benefit pension plan intended to be qualified under Section 401(a) of the Code that was frozen on April 30, 2011. Employees who have reached age 21 are eligible, provided that no new employees are eligible to participate after January 1, 2008. The amount of the monthly basic retirement benefit payable to a participant beginning at age 65 is generally equal to (i) (a) 1.3% of the participant’s “final average pay” as of April 30, 2011 multiplied by (b) benefit years at April 30, 2011 up to 30 years, plus the Excess benefit of (ii) (a) 0.65% of the participant’s “final average pay” as of April 30, 2011 in excess of social security covered compensation multiplied by (b) benefit years as of April 30, 2011, plus the additional service benefit of (iii)(a) .25% of the participant’s “final average pay” as of April 30, 2011, multiplied by (b) benefit years at April 30, 2011 in excess of 30 years. “Final average pay” is generally defined under the plan as the monthly average of a participant’s highest 60 consecutive calendar months of basic earnings during the 120 month period ending April 30, 2011. Benefits accrued under the plan generally vest 100% after five years of service. The normal form of benefit is a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced annual benefit upon such early retirement after attaining age 55 with at least five years of service or any age if the sum of your age and years of service is at least 75. If the sum of your age and years of service is at least 75, basic benefits are unreduced at age 62, excess benefits are unreduced at age 65 and are offset by the PacifiCorp Benefit.

Nonqualified Deferred Compensation

The following table sets forth information as to the NEOs regarding defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last Fiscal Year ($)

James Torgerson	47,859	175,770	1,438,931	—	19,406,484

Robert Kump	—	70,574	101,008	—	4,449,511

Douglas Stuver(1)	—	—	—	—	—

Anthony Marone	—	—	—	—	—

R. Scott Mahoney	181,129	—	24,700	—	243,099

Laura Beane	—	16,585	3,495	—	31,554

(1)	Messrs. Stuver and Marone do not participate in any deferred compensation plan sponsored by the company.

Mr. Torgerson participates in the UIL Deferred Compensation Plan, which was assumed by AVANGRID upon the acquisition of UIL. Under the UIL Deferred Compensation Plan, executives may elect to defer certain elements of compensation. These elements include up to 85% of base salary and 100% of increases in salary, 100% of short- and long-term incentive payments, and up to 100% of restricted shares and performance shares (deferred in the form of stock units). Such deferrals are not matched by employer contributions although the UIL Deferred Compensation Plan does allow for discretionary employer contributions. Except for those deferrals deemed invested in stock units, participants in the UIL Deferred Compensation Plan

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Executive Compensation (continued)

are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments consisting of non-publicly traded mutual funds available through variable insurance products. The rate of the return on their investments is measured by the actual rate of return of the selected investments, reduced by fund management fees and fund expenses, and no above-market earnings are credited. Mr. Torgerson’s employment agreement with AVANGRID effective January 1, 2016, provides for his continued participation in the UIL Deferred Compensation Plan with annual Company Discretionary Contributions of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter; provided, that Mr. Torgerson is employed by us on the date of each contribution.

Mr. Kump participates in the AVANGRID Deferred Compensation Plan. The AVANGRID Deferred Compensation Plan provides that AVANGRID will make annual contributions under the plan to a deferred compensation account set up for each participant in an amount set forth in a participant’s employment agreement. For each of the participating NEOs, the employment agreement provides that an annual employer contribution of 10% of base salary will be made to a non-qualified deferred compensation plan, such as the AVANGRID Deferred Compensation Plan, with a final pro-rata contribution for the year of Mr. Kump’s termination of employment based upon the portion of the year in which he works. Under the AVANGRID Deferred Compensation Plan, the participant is fully vested at all times in all contributions and earnings credited to his deferred compensation account.

Contributions to the AVANGRID Deferred Compensation Plan are notational only and earn notational investment income based on an investment vehicle selected by the AVANGRID fiduciary committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing within 30 days of becoming a participant and may not modify that election. Upon a participant’s death prior to distribution, the plan will distribute the account within 60 days following in the form elected by the participant, unless it takes longer to identify the appropriate beneficiary. If a participant dies after commencing payments, the remaining payments will be made to the designated beneficiary. Amounts will be paid in one of the following forms as timely elected by the participant: (i) a single lump sum; (ii) annual or monthly installment payments for a period of either five or ten years; (iii) a single life annuity with the participant as beneficiary unless payment is due to the death of the participant, in which case a life annuity may be payable to the participant’s beneficiary; (iv) a joint and survivor annuity, with the Participant as the primary beneficiary; or (v) any combination thereof.

Mr. Kump’s employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect. Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Mr. Mahoney participates in the AVANGRID Deferred Compensation Plan and elects to defer a portion his base salary and short-term incentive payments each year into the plan. Contributions to the AVANGRID Deferred Compensation Plan are notational

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Executive Compensation (continued)

only and earn notational investment income based on an investment vehicle selected by the AVANGRID fiduciary committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing within 30 days of becoming a participant and may not modify that election. Upon a participant’s death prior to distribution, the plan will distribute the account within 60 days following in the form elected by the participant, unless it takes longer to identify the appropriate beneficiary. If a participant dies after commencing payments, the remaining payments will be made to the designated beneficiary. Amounts will be paid in one of the following forms as timely elected by the participant: (i) a single lump sum; (ii) annual or monthly installment payments for a period of either five or ten years; (iii) a single life annuity with the participant as beneficiary unless payment is due to the death of the participant, in which case a life annuity may be payable to the participant’s beneficiary; (iv) a joint and survivor annuity, with the Participant as the primary beneficiary; or (v) any combination thereof.

Ms. Beane participates in the Iberdrola Renewables Nonqualified Deferred Compensation Plan, pursuant which the amount of a participant’s basic contribution restoration credit for a plan year shall be the difference between (i) the amount of the basic contribution under the 401(k) plan for that plan year if that contribution were calculated using restoration compensation (which is not limited by Code section 401(a)(17)) and without taking into account Code section 415(c) contribution limits, minus (ii) the actual basic contribution for that participant under the 401(k) plan for that plan year (which is limited by Code sections 401(a)(17) and 415(c)). The amount of a participant’s transition contribution restoration credit for a plan year shall be the difference between (i) the amount of the transition contribution under the terms of the 401(k) plan for that plan year if that contribution were calculated using restoration compensation (which is not limited by Code section 401(a)(17)) and without taking into account Code section 415(c) contribution limits, minus (ii) the amount of the actual transition contribution for the participant under the 401(k) plan for that plan year (which is limited by Code sections 401(a)(17) and 415(c)). The amount of a participant’s matching contribution restoration credit for a plan year shall be the sum of (i) (a) minus (b), plus (ii) (c) (i.e., ((a-b)+ (c)),): (a) Five percent of the participant’s restoration compensation for that (b) the least of the following amounts: (1) Five percent of the compensation limit applicable under Code section 401(a)(17) for that plan year. (2) The applicable under Code section 402(g) limit for that plan year, including the applicable limit on catch-up amounts under Code section 402(g)(1)(c), if the participant is eligible for catch-up. (3) The maximum possible matching contribution permitted for any highly compensated employee under the 401(k) plan for the plan year, taking into account the limits on matching contributions under section 401(m) of the Code for the plan year under Sections 4.04 and 4.05 of the 401(k) Plan. (c) The amount by which the Participant’s actual matching contributions to the 401(k) plan for the plan year were reduced in order to comply with Code section 415(c).

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Executive Compensation (continued)

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each NEO in the event of a termination of employment, or a change in control, on December 31, 2019, is described below under “— Quantification of Potential Payments upon Termination or Change in Control.” For additional explanation of payments under the various termination scenarios, see “Summary of Employment Agreements.”

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth potential benefits that each NEO would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a resignation without good reason, a termination without cause, resignation with good reason, and termination without cause or resignation with good reason in each case in connection with a change in control, and in the event of a change in control without termination or death or disability. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the NEO’s employment had terminated, and/or a change in control occurred on December 31, 2019.

“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Resignation by Executive Without Good Reason ($)	Termination by Company Without Cause ($)	Resignation by Executive with Good Reason ($)	Termination by Company Without Cause, or Resignation by Executive with Good Reason, in Connection with Change in Control ($)	Change in Control Without Termination ($)	Death/ Disability ($)

James Torgerson
Cash Compensation(1)	861,600	3,261,600	3,261,600	3,261,600	—	861,600
Health and Welfare Benefits(2)		15,044	15,044	15,044
Long-Term Incentive(3)	4,935,201	4,935,201	4,935,201	4,935,201	—	4,935,201

TOTAL	5,796,801	8,211,845	8,211,845	8,211,845	—	5,796,801

Robert Kump
Cash Compensation(1)	4,821,273	6,327,957	6,327,957	6,327,957	—	6,327,957
Long-Term Incentive(3)	805,565	805,565	805,565	805,565	—	805,565

TOTAL	5,626,838	7,133,522	7,133,522	7,133,522	—	7,133,522

Douglas Stuver
Cash Compensation(1)	—	681,750	681,750	681,750	—	231,750
Long-Term Incentive(3)	—	89,018	89,018	89,018	—	89,018

TOTAL	—	770,768	770,768	770,768	—	320,768

Anthony Marone
Cash Compensation(1)	260,223	1,748,223	1,748,223	1,748,223	—	260,233
Health and Welfare Benefits(2)	—	22,289	22,289	22,289	—	—
Long-Term Incentive(3)	191,594	191,594	191,594	191,594	—	191,594

TOTAL	451,817	1,962,106	1,962,106	1,962,106		451,817

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Named Executive Officer	Resignation by Executive Without Good Reason ($)	Termination by Company Without Cause ($)	Resignation by Executive with Good Reason ($)	Termination by Company Without Cause, or Resignation by Executive with Good Reason, in Connection with Change in Control ($)	Change in Control Without Termination ($)	Death/ Disability ($)

R. Scott Mahoney
Cash Compensation(1)	—	430,000	—	430,000	—	258,430
Long-Term Incentive(3)		369,631	369,631	369,631	—	369,631

TOTAL	—	799,631	369,631	799,631	—	628,061

Laura Beane
Cash Compensation(1)	—	1,150,264	957.764	957.764	—	286,382
Long-Term Incentive(3)	—	356,074	356,074	356,074	—	356,074

TOTAL	—	1,506,338	1,313,838	1,313,838	—	642,456

(1)	See “—Summary of Employment Agreements.”

(2)	Amounts shown reflect the value of the additional benefit Mr. Torgerson would have received in the event of termination per his employment agreement.

(3)

See “—Summary of Equity Incentive Plans—2016 LTIP.” Figures shown reflect the pro-rated maximum grant payable in all circumstances to Messrs. Torgerson, Kump, and Marone due to their retirement eligibility and Mr. Stuver and Ms. Beane after a change in control, had their employment terminated on December 31, 2019. Payouts are subject to attaining the applicable performance criteria and the amounts shown assume maximum payout levels. Actual payments may differ and could be zero.

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Executive Compensation (continued)

CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable and be designed to attract, retain, and motivate the most qualified professionals, in order to enable us to attain our strategic objectives. For 2019, the annual total compensation of James Torgerson, our chief executive officer (“CEO”) was $2,258,449, as shown in the Summary Compensation Table beginning on page 57 (the “CEO Compensation”) and the annual total compensation of our median employee was $221,567, which includes a change in pension value of $110,841. We reasonably estimate, based on the calculations described below consistent with Item 402(u) of Regulation S-K, that the ratio of the CEO Compensation to the total compensation of our median employee was 10:1.

On December 31, 2019, our measurement date for the employee population, we had 6,597 employees (whether employed on a full-time, part-time, or seasonal basis), all of whom were located in the United States. We identified the median employee using W-2 compensation as our consistently applied measure, which consisted of total cash compensation paid during 2019 and excluded any long-term incentive awards granted in 2019 for all individuals. We identified this payment information for all employees who were employed by us on the December 31, 2019 measurement date. These results were then ranked, excluding the CEO, from lowest to highest, and the median employee was identified. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

Because the SEC rules for identifying the median of the annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our company.

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PROPOSALS

This proxy statement contains three proposals requiring shareholder action.

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Proposals (continued)

Proposal One – Election of Directors

The board unanimously recommends that the shareholders vote FOR the election of each of our 13 nominees.

Our board of directors has nominated Ignacio Galán, John Baldacci, Daniel Alcain López, Pedro Azagra Bláquez, Robert Duffy, Teresa Herbert, Patricia Jacobs, John Lahey, José Ángel Marra Rodríguez, Santiago Martínez Garrido, José Sáinz Armada, Alan Solomont, and Elizabeth Timm to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

At the Annual Meeting, holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for election of the board’s 13 nominees.

The election of directors at the Annual Meeting will be decided by a majority of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote therein. This means that each nominee must receive more “FOR” than “AGAINST” votes at the Annual Meeting by the holders of shares of our common stock will be elected as directors. Abstentions and broker non-votes will not be counted as votes cast for such purposes. The term of any incumbent director who does not receive the affirmative vote of a majority of the shares presented or presented in person by proxy and voting at the Annual Meeting in an uncontested election must tender his resignation to the board and the board will decide, through a process managed by the compensation, nominating and corporate governance committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected.

Each of the directors nominated by the board has consented to serving as a nominee, being named in this proxy statement, and serving on the board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present board to fill the vacancy.

If any director is unable to stand for election, our board of directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. See the section entitled “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information beginning on page 34.

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Proposals (continued)

Proposal Two – Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

The board unanimously recommends that the shareholders vote FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm for 2020.

The audit and compliance committee has reappointed KPMG LLP (“KPMG”) as the independent registered public accounting firm of the company for the year ending December 31, 2020. KPMG has served as the company’s independent registered public accounting firm since March 10, 2017. The audit and compliance committee reviews the performance of the independent registered public accounting firm annually. As a result of its evaluation of KPMG’s qualifications, performance and independence, the board and the audit and compliance committee believe that the continued retention of KPMG to serve as AVANGRID’s independent auditor for the year ending December 31, 2020 is in the best interests of the company and its shareholders. Representatives of KPMG are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

At the Annual Meeting, shareholders will be asked to ratify this selection, which requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote thereon. Abstentions will not be counted as votes cast for such purposes. Unless contrary instructions are given, shares represented by proxies solicited by the board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2020. If the selection of KPMG is not ratified by the shareholders, the audit and compliance committee will reconsider the matter. Even if the selection of KPMG is ratified, the audit and compliance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Independent Registered Public Accounting Firm Engagement and Fees

The audit and compliance committee previously selected KPMG as the company’s independent registered public accounting firm for the year ending December 31, 2020. For the years ended December 31, 2018 and December 31, 2019, AVANGRID paid KPMG the following fees for services rendered:

Audit Fees and Expenses	2019	2018

Audit Fees(1)	$14,700,000	$16,810,000

Audit-Related fees(2)	$671,210	$508,500

Tax Fees	—	—

All Other Fees	—	—

Total Fees and Expenses	$15,371,210	$17,318,500

(1)

Audit Fees relate to the audit of the company’s annual consolidated financial statements for the years ended December 31, 2019 and 2018 and for review of the quarterly financial statements. Audit Fees and Expenses also include the audits of Networks and its wholly owned subsidiaries, NYSEG, RG&E, CMP, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation, and The Berkshire Gas Company for the years ended December 31, 2019 and 2018, including statutory filings for regulatory filing purposes. It also includes work performed to attest and report on the Sarbanes-Oxley Act of 2002, Section 404 compliance for the Networks consolidated financial statements arising under a regulatory requirement for such entity and its subsidiaries.

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Proposals (continued)

(2)

Audit-Related Fees include comfort letter fees for the years ended December 31, 2019 and December 31, 2018 and audit reports required to be issued on subsidiary employee benefit plans ($24,000 and $67,000 paid to Baker Newman Noyes for 2019 and 2018, respectively).

Audit and Compliance Committee Pre-Approval Policy and Procedures

The audit and compliance committee must be informed of and authorize any audit and non-audit services and relationships with our independent registered public accounting firm, consistent with procedures adopted by the audit and compliance committee, which must be in compliance with applicable law, regulations, and NYSE rules. In conducting reviews of audit and non-audit services, the audit and compliance committee will determine whether the provision of such services would impair the independent registered public accounting firm’s independence and will only authorize services that it believes will not impair such firm’s independence. All services rendered by KPMG in 2019 were authorized pursuant to this process.

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Proposal Three – Advisory Approval of Our Named Executive Officer Compensation

The board unanimously recommends that the shareholders vote FOR the non-binding resolution to approve our named executive officer compensation as disclosed in this proxy statement.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, an advisory vote on the frequency of shareholder votes on executive compensation was conducted in connection with the 2016 annual meeting of shareholders. At that meeting our shareholders agreed, and the board subsequently approved, that our shareholders have the opportunity to cast an advisory vote on an annual basis to approve the compensation of our NEOs (“say on pay” vote) as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. In connection with this proposal the board encourages shareholders to read the Compensation Discussion and Analysis section beginning on page 42 for additional details about our executive compensation program, including information about the fiscal year 2019 NEO compensation.

Our executive compensation program is designed to effectively reward performance, while reflecting the responsibilities of our executive officers. Our compensation philosophy is to offer compensation that makes it possible to attract, retain, and motivate the most qualified professionals in a way that aligns with our long-term business goals and values, without motivating or rewarding excessive risk-taking. Compensation for the NEOs primarily consists of base salary, annual incentive, and long-term incentive. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

We value the feedback provided by our shareholders. At our 2019 annual meeting, over 99% of the votes cast were in favor of our NEO compensation. We have discussions with our shareholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and take into account the views of our shareholders regarding the design and effectiveness of our executive compensation program. As an advisory vote, this proposal is not binding on us, the board or the compensation, nominating and corporate governance committee. However, the board and compensation, nominating and corporate governance committee value the opinions expressed by our shareholders and will carefully consider the outcome of the vote proposal in future decisions on executive compensation. This non-binding resolution will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes. Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

2020 Proxy Statement	79

Other Information

This section includes additional information about the Annual Meeting and other general information.

80	2020 Proxy Statement

Other Information

Report of the Audit and Compliance Committee

On behalf of the board, the audit and compliance committee oversees the operation of AVANGRID’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance, and independence of its independent registered public accounting firm. The audit and compliance committee’s function is one of oversight, recognizing that AVANGRID’s management is responsible for preparing its financial statements, and the company’s independent registered public accounting firm is responsible for auditing those financial statements. Consistent with this oversight responsibility, the audit and compliance committee has reviewed and discussed with management the audited financial statements of AVANGRID for the year ended December 31, 2019, and management’s assessment of internal control over financial reporting as of December 31, 2019.

The audit and compliance committee has also discussed with KPMG LLP (“KPMG”) the matters required to be discussed by the applicable Public Company Accounting Oversight Board (the “PCAOB”) rules. The audit and compliance committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the audit and compliance committee concerning independence, and has discussed with KPMG their independence and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

AVANGRID also has an internal audit department that reports to the audit and compliance committee. The audit and compliance committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The audit and compliance committee discussed with the company’s internal auditors and KPMG the overall scope and plans for their respective audits. The audit and compliance committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on these reviews and discussions, the audit and compliance committee recommended to the board that AVANGRID’s audited financial statements for the year ended December 31, 2019, be included in its annual report on Form 10-K for the fiscal year then ended for filing with the SEC. The audit and compliance committee has selected KPMG as our independent registered public accounting firm for the year ending December 31, 2020, and has asked the shareholders to ratify the selection.

Audit and Compliance Committee

Alan Solomont (Chair) • Teresa Herbert • Elizabeth Timm

This Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit and Compliance Committee by reference therein.

2020 Proxy Statement	81

Other Information (continued)

Equity Compensation Plan Information

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2019, including the UIL Deferred Compensation Plan, which is an equity compensation plan assumed by us (and which was not subsequently voted on by our shareholders) in connection with our acquisition of UIL in December 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (column (a))		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans
Approved by shareholders of AVANGRID	1,274,280	(2)	—	1,225,720
Not approved by shareholders of AVANGRID(1)	485,810	(3)	—	—
Total	1,760,090		—	1,225,720

(1)

In connection with the acquisition of UIL, each award of restricted UIL common stock granted under the UIL Deferred Compensation Plan that was outstanding and unvested or otherwise subject to forfeiture or other restrictions immediately prior to the effective time of the acquisition (which are referred to as restricted shares), other than those restricted shares that vested by their terms upon the effective time of the acquisition, converted into the right to receive the number of validly-issued restricted shares of our common stock equal to the product (rounded up to the nearest whole number) of the number of such restricted shares multiplied by the equity exchange factor of 1.2806. Any restricted shares of our common stock received remain subject to the same terms and conditions (including vesting and forfeiture restrictions) as were applicable to the corresponding UIL restricted shares immediately prior to the effective time of the acquisition.

(2)

Represents performance share units and restricted share units to be issued upon satisfaction of applicable performance and service requirements. 208,268 performance share units were earned under the 2016 LTIP based on performance during the 2016 – 2019 performance measurement period and 994,483 performance share units that were granted under the 2016 LTIP were forfeited. The first installment of 69,455 performance share units vested and are payable to participants by June 30, 2020. The remaining 138,813 performance share units will vest and be paid out in two additional equal installments on or before March 31, 2021 and March 31, 2022.

(3)	Includes deferred restricted stock to be issued upon satisfaction of applicable performance and service requirements.

82	2020 Proxy Statement

Other Information (continued)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of April 24, 2020, by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our NEOs and (iv) all of our executive officers and directors serving as of April 24, 2020, as a group. Unless otherwise stated, the address of each NEO and director is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

Name	Total number of shares beneficially owned and nature of beneficial ownership(1)	Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of deferred shares

Iberdrola, S.A(2)	252,235,232	81.5	—

Ignacio S. Galán	106,400	*	—

John Baldacci	350	*	—

Daniel Alcain López	1,034	*	—

Pedro Azagra Blázquez	—	—	—

Laura Beane	2,320	*	—

Robert Duffy	10	*	—

Teresa Herbert	1,000	*	—

Patricia Jacobs	—	—	—

Robert Kump	5,248	*	—

John Lahey	93,632	*	71,584

R. Scott Mahoney	3,408	*	—

Anthony Marone	11,020	*	—

José Ángel Marra Rodríguez	—	—	—

Santiago Martínez Garrido	—	—	—

Sonsoles Rubio Reinoso	—	—	—

José Sáinz Armada	—	—	—

Alan Solomont	6,077	*	—

Douglas Stuver	1,411	*	—

Elizabeth Timm	1,962	*	—

James Torgerson	467,849	*	292,205

All directors and executive officers as a group (24 persons)	695,401	*	363,789

*	The percentage of shares beneficially owned by such director or NEO does not exceed one percent of the outstanding shares of common stock.

(1)

Amounts include 28,310 performance share units that have vested and are payable in shares of AVANGRID common stock by June 30, 2020 and 60,000 restricted share units that will vest on June 22, 2020 based on the satisfaction of certain service requirements.

(2)

Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G filed with the SEC on February 12, 2016. Iberdrola, S.A.’s address is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

2020 Proxy Statement	83

Other Information (continued)

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires AVANGRID’s directors, certain of its officers and persons who beneficially own more than 10% of the outstanding shares of AVANGRID’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on AVANGRID’s review of such reports filed electronically with the SEC and on any written representations from such reporting persons, AVANGRID believes that in 2019 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a) other than an initial beneficial ownership report on Form 3 filed on behalf of Mr. Pedro Azagra Blázquez, a director of AVANGRID.

Date for Submission of Proposals by Shareholders

Shareholders who intend to present proposals for action at the 2021 annual meeting of shareholders are advised that such proposals must be received at our principal executive offices by December 29, 2020, which is the 120th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting, and must satisfy the conditions established by the SEC for such purpose in order to be included in the proxy statement and form of proxy for that meeting.

Written notice of proposals of shareholders to be considered at the 2021 annual meeting without inclusion in next year’s proxy statement must be received on or before March 15, 2021, which is the first business day after the 45th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the Annual Meeting. If a notice is received after March 15, 2021, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Notices of intention to present proposals at the 2021 annual meeting should be addressed to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

84	2020 Proxy Statement

Other Information (continued)

Frequently Asked Questions

Why am I receiving these proxy materials?

The proxy materials include our notice of annual meeting of shareholders, proxy statement and 2019 Annual Report on Form 10-K. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the annual meeting. Our board of directors has made these materials available to you in connection with the solicitation of proxies by the board. The proxies will be used at our annual meeting, or any adjournment or postponement thereof. We made these materials available to shareholders beginning on or about April 28, 2020.

Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the internet or by telephone.

How can I access the proxy materials on the internet?

In accordance with SEC rules, we are using the internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for accessing the proxy materials including the notice of annual meeting of shareholders, proxy statement, and 2019 Annual Report on Form 10-K, via the internet and voting via the internet or by telephone. The Notice was mailed on or about April 28, 2020. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice provides you with instructions regarding how to:

•	view the proxy materials for the annual meeting on the internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record of our common stock at the close of business on April 24, 2020 (the “record date”), may vote, either in person or by proxy, at the annual meeting. On the record date, we had approximately 309,491,082 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. There are no other voting securities of the company outstanding.

How do I know if I am a beneficial owner of shares?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization

2020 Proxy Statement	85

Other Information (continued)

holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the internet prior to 11:59 p.m., Eastern Time, on June 21, 2020

•	Giving timely written notice to the corporate secretary of our company

•	Delivering a timely later-dated proxy

•	Voting in person at the annual meeting

If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the annual meeting.

How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, the holders of a majority of the shares of the common stock outstanding as of April 24, 2020, must be present at the annual meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the annual meeting and vote in person

We urge you to vote in advance of the annual meeting by voting by Internet, telephone or mail but you may vote in person by attending the annual meeting. If you do not hold your shares directly in your own name and your shares are held in the name of a brokerage firm or other nominee you must bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy. If your shares are held in the name of a brokerage firm or other nominee, under NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the

86	2020 Proxy Statement

Other Information (continued)

ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on this matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes on this matter, as the case may be, depending on how the broker votes, but will not count as a “FOR” or “AGAINST” vote for any other matter, including the election of directors. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes and will be voted ”FOR” the selection of KPMG as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.

What if I return my proxy but do not provide voting instructions?

If you sign and return your proxy card or voting instruction form (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the board unanimously recommends on each proposal.

What vote is required to adopt each of the proposals?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the 13 director nominees and one vote on each other matter.

•

Proposal One: Election of directors – In an uncontested elections, directors receiving an affirmative vote of a majority of the votes cast in person or by proxy by holders of shares entitled to vote at the Annual Meeting. An “uncontested election” is generally any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected. If you do not submit your voting instruction form to your broker, your broker may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

•

Proposal Two: Ratification of KPMG as independent auditor for the year ending December 31, 2020 – The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the audit and compliance committee’s appointment of KPMG as the company’s independent auditors for 2020. Even if you do not submit your voting instruction form, your broker may vote your shares with respect to this proposal. Abstentions will not be counted as votes cast for such purposes.

•

Proposal Three: Advisory resolution to approve named executive officer compensation – Approval of the advisory resolution to approve NEO compensation requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. If you do not submit your voting instruction form to your broker, you may not vote with respect to this proposal. For your vote to be counted on this item, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on this proposal.

2020 Proxy Statement	87

Other Information (continued)

When will the voting results be announced?

We intend to report final results on our website at www.avangrid.com and in a filing with the SEC on a Form 8-K.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (Okapi) toll free at (855) 208-8902.

Additional Information

Annual meeting admission

Only shareholders and certain other permitted attendees may attend the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Proof of AVANGRID share ownership as of the record date, along with photo identification, will be required for admission. Shareholders holding shares in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring a copy of a brokerage statement reflecting their share ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the annual meeting.

We are closely monitoring developments related to COVID-19 and there is a possibility that we may need to reconsider the date, time, method and/or location of our annual meeting, including by changing the format of our meeting to allow participation by means of remote communication. If we determine it necessary to make such changes to our annual meeting logistics, we will announce the decision to do so in advance. The health and well-being of our employees and shareholders are paramount. It is possible that shareholders who seek to attend the Annual Meeting in-person will be subject to screening with regard to COVID-19 exposure to comply with local health and government guidelines and applicable building policies.

Our principal executive office

The company’s principal executive office is located at 180 Marsh Hill Road, Orange, Connecticut 06477.

Expenses of solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition, Okapi has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $8,000 exclusive of expenses.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2019 Annual Report on Form 10-K and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any

88	2020 Proxy Statement

Other Information (continued)

shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the annual meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to request that we promptly deliver to you and to receive a separate copy of the 2019 Annual Report on Form 10-K or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials or request delivery of a single copy of these materials, please mail your request to Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477 or call (207) 629-1200.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Availability of Proxy Materials

Our 2019 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2019 Annual Report on Form 10-K are available at our website at www.avangrid.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. If you did not receive this proxy statement or our 2019 Annual Report on Form 10-K by mail, one will be provided to you without charge, if you request it in writing. Please direct your written requests to R. Scott Mahoney, Senior Vice President – General Counsel and Corporate Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The company’s copying costs will be charged if exhibits to the 2019 Annual Report on Form 10-K are requested.

The information provided on the company’s website (www.avangrid.com) is referenced in this proxy statement for information purposes only. The information on the company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

2020 Proxy Statement	89

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on June 22, 2020:

The notice of annual meeting of shareholders, proxy statement,

and 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

90	2020 Proxy Statement

Annex A – Non-GAAP Financial Measures

2020 Proxy Statement	A-1

Use of Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market adjustments to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, loss from held for sale measurement, impact of the Tax Act, accelerated depreciation derived from repowering of a windfarm, gain on the sale of equity method and other investment, other than temporary impairment (“OTTI”), and adjustments for the non-core gas storage and trading businesses. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount. The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

A-2	2020 Proxy Statement

Use of Non-GAAP Financial Measures (continued)

Reconciliation of Adjusted Net Income and Adjusted EPS

The following tables provide a reconciliation between net income attributable to AVANGRID and adjusted net income.

	Year Ended December 31, 2019
	Total	Networks	Renewables	Corporate*

	(in millions)

Net Income Attributable to Avangrid, Inc.	$700	$463	$254	$(17)

Adjustments:

Mark-to-market adjustments—Renewables	(76)	—	(76)	—

Restructuring charges	6	3	1	3

Accelerated depreciation from repowering	33	—	33	—

Income tax impact of adjustments (1)	10	(1)	11	(1)

Adjusted Net Income (2)	$673	$466	$223	$(15)

(1)

Income tax impact of adjustments: $20 million from MtM adjustment, $(9) million from accelerated depreciation, $(2) million from restructuring charges, for the year ended December 31, 2019. $(6) million from MtM adjustment, $(1) million from accelerated depreciation, $(1) million from restructuring charges, $14 million from loss from held for sale measurement for the year ended December 31, 2018. Income tax impact of $(5) million from MtM adjustment, $(8) million from restructuring charges, $(13) million from OTTI on an equity method investment, $(179) million from loss from held for sale measurement and $43 million from adjustment to unitary income taxes as a result of expected future sale of Gas for the year ended December 31, 2017.

(2)

Adjusted Net Income is a non-GAAP financial measure and is presented after excluding restructuring charges, OTTI on equity method investment, loss from held for sale measurement, impact of the Tax Act, accelerated depreciation derived from repowering of a wind farm, MtM activities in Renewables and Gas storage businesses.

Year Ended December 31, 2019

Networks	$1.50

Renewables	0.82

Corporate (1)	(0.06)

Earnings Per Share	$2.26

Adjustments:

Restructuring charges (2)	(0.25)

Mark-to-market adjustments—Renewables (3)	0.02

Accelerated depreciation from repowering (4)	0.11

Income tax impact of adjustments	0.03

Adjusted Earnings Per Share (5)	$2.17

(1)	Includes corporate and other non-regulated entities as well as intersegment eliminations.

(2)

Restructuring and severance related charges relate to costs resulted from restructuring actions involving initial targeted voluntary workforce reductions and related costs in our plan to vacate a lease, predominantly within the Networks segment.

(3)	Mark-to-market earnings relates to earnings impacts from changes in the fair value of Renewables’ derivative instruments associated with electricity and natural gas.

(4)	Represents the amount of accelerated depreciation derived from repowering of a wind farm in the Renewables segment.

(5)

Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures and are presented after excluding restructuring charges, loss from held for sale measurement, accelerated depreciation derived from the repowering wind farms, MtM activities in Renewables businesses.

2020 Proxy Statement	A-3

AVANGRID, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342
BRENTWOOD, NY 11717
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D14819-P33131 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
AVANGRID, INC.
The board of directors recommends you vote FOR the following nominees:
Vote on Directors
1. ELECTION OF DIRECTORS
Nominees:
For    Against For All To vote against any individual nominee(s), mark
All    All Except “For All Except” and write the number(s) of the nominee(s) on the line below.
01)    Ignacio S. Galán 08) John Lahey
02)    John Baldacci 09) José Ángel Marra Rodríguez
03)    Daniel Alcain López 10) Santiago Martínez Garrido
04)    Pedro Azagra Blázquez 11) José Sáinz Armada
05)    Robert Duffy 12) Alan Solomont
06)    Teresa Herbert 13) Elizabeth Timm
7) Patricia Jacobs
The board of directors recommends you vote FOR the following proposals:
2. RATIFICATION OF THE SELECTION OF KPMG LLP AS AVANGRID, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.
3. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.
For Against Abstain
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.
For address changes and/or comments, please check this box and write them on the back where indicated.
Please indicate if you plan to attend this meeting.
Yes    No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.
Signature [PLEASE SIGN WITHIN BOX]    Date Signature (Joint Owners) Date

ATTENDANCE TICKET
If you plan on personally attending the annual meeting of shareholders, you will be asked to verify that you are a shareholder by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance is appreciated.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
ON JUNE 22, 2020:
The notice of annual meeting of shareholders, proxy statement and 2019 annual report are available at www.proxyvote.com.
D14820-P33131
AVANGRID, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 22, 2020
The shareholder(s) hereby appoint(s) R. Scott Mahoney and Elizabeth K. Riotte, as proxies, each with the power to appoint his or her substitute; and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Avangrid, Inc. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 8:30 a.m. on June 22, 2020 at Avangrid, Inc., 75 Arlington Street, Boston, Massachusetts 02116, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING.
FOR PARTICIPANTS IN THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to T. Rowe Price Retirement Plan Services, Trustee of THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern time on June 19, 2020, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side